SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement
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☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

BROADPOINT SECURITIES GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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April 29, 2008

Dear Shareholder:

You are cordially invited to attend the 2008 annual meeting (the “Annual Meeting”) of shareholders of Broadpoint Securities Group, Inc. (the “Company”) to be held at 10:00 a.m., local time, on June 5, 2008 at the offices of the Company, One Penn Plaza, 42nd Floor, New York, New York 10119. Enclosed are the proxy materials for the Annual Meeting. Please read those materials carefully.

At the Annual Meeting, you will be asked (1) to elect seven directors — three Class I directors, two Class II directors and two Class III directors — whose terms will expire at the annual meeting of shareholders in 2011, 2009 and 2010, respectively; (2) to approve an amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan to increase the number of shares available for issuance; (3) to approve the Senior Management Bonus Plan; and (4) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008. The Board of Directors unanimously recommends a vote FOR each of these proposals.

All shareholders of record at the close of business on April 21, 2008 of our outstanding shares of common stock are entitled to notice of and vote at the Annual Meeting. A list of shareholders entitled to vote will be available for examination at the meeting.

Your participation in the Annual Meeting, in person or by proxy, is important. Whether or not you plan to attend the Annual Meeting in person, you may complete, sign, date and return the enclosed proxy card promptly in the accompanying postage paid envelope. In addition to using the traditional proxy card, most shareholders also have the choice of voting over the Internet or by telephone.

I look forward to seeing those of you who will be able to attend the meeting.

Sincerely yours,

Lee Fensterstock
Chairman of the Board and Chief Executive Officer

One Penn Plaza
New York, New York

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 5, 2008

NOTICE IS HEREBY GIVEN that the 2008 annual meeting (the “Annual Meeting”) of the shareholders of Broadpoint Securities Group, Inc. (the “Company”) will be held at the offices of the Company, One Penn Plaza, 42nd Floor, New York, New York, on June 5, 2008 at 10:00 a.m., local time, for the following purposes:

(1) To elect seven members of the Board of Directors — three Class I directors, two Class II directors and two Class III directors — whose terms will expire at the annual meeting of shareholders in 2011, 2009 and 2010, respectively;

(2) To consider and act upon a proposal to approve an amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”) to increase the number of shares available for issuance;

(3) To consider and act upon a proposal to approve the Senior Management Bonus Plan, as adopted by the Board of Directors and the Executive Compensation Committee;

(4) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008; and

(5) To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

We ask that you give these matters your careful attention.

The Broadpoint Securities Group, Inc. Board of Directors unanimously recommends that the shareholders vote (1) “FOR” the election of the seven persons named as nominees under “Election of Directors;” (2) “FOR” the proposal to amend the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan; (3) “FOR” the proposal to approve the Senior Management Bonus Plan; and (4) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

Holders of common stock of record as of the close of business on April 21, 2008 are entitled to receive notice of and vote at the Annual Meeting of the shareholders. A list of such shareholders may be examined at the Annual Meeting.

Your participation in the Annual Meeting, in person or by proxy, is important. For the election of directors, the seven nominees receiving the most “For” votes from the shares present and entitled to vote at the Annual Meeting, either in person or by proxy, will be elected. For Proposal Nos. 2, 3 and 4 to be approved, such Proposal must receive “For” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. As you may know, MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) is the shareholder of record of a majority of the Company’s outstanding capital stock, holding 43,093,261 shares of the Company’s common stock as of the record date (representing approximately 62% of the Company’s outstanding shares of common stock). MatlinPatterson’s vote “For” any of the Proposals is sufficient to approve any such Proposal. Additionally, the Company has entered into a voting agreement with MatlinPatterson with respect to Proposal No. 2, pursuant to which MatlinPatterson will vote its shares in the Company in favor of the approval of the amendment to the 2007 Plan. As a result, the Company does not require your vote to effect the approval of the amendment to the 2007 Plan (Proposal No. 2). Also, based on the indication we have received from MatlinPatterson, we anticipate that all of the Proposals will be approved.

We hope that you are planning to attend the Annual Meeting personally and we look forward to seeing you. Whether or not you are able to attend in person, it is important that your shares be represented at the Annual Meeting. For that reason we ask that you promptly sign, date, and mail the enclosed proxy card in the return envelope provided. You may also have the option of voting over the Internet or by telephone. Please refer to your proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you. Shareholders who attend the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors

Patricia A. Arciero-Craig
Secretary

New York, New York
April 29, 2008

One Penn Plaza
New York, New York 10119

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

The following are some questions that you, as a shareholder of Broadpoint Securities Group, Inc., may have regarding the matters being considered at the Annual Meeting of shareholders and the answers to those questions. Broadpoint Securities Group, Inc. urges you to read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the matters being considered at the Annual Meeting. The words “we,” “our,” and “us” as used in this Proxy Statement refer to Broadpoint Securities Group, Inc. and its subsidiaries.

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board” or “Board of Directors”) of Broadpoint Securities Group, Inc. (sometimes referred to as the “Company” or “Broadpoint”) is soliciting your proxy to vote at our 2008 annual meeting (the “Annual Meeting”) of shareholders to be held on June 5, 2008. You are invited to attend the Annual Meeting to vote on the Proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We intend to mail this Proxy Statement and accompanying proxy card on or about April 29, 2008 to all shareholders of record entitled to vote at the Annual Meeting.

What am I voting on?

There are four matters scheduled for a vote at the Annual Meeting:

(1) To elect seven members of the Board of Directors: three Class I directors, whose terms will expire at the annual meeting of shareholders in 2011; two Class II directors, whose terms will expire at the annual meeting of shareholders in 2009; and two Class III directors, whose terms will expire at the annual meeting of shareholders in 2010;

(2) To consider and act upon a proposal to approve an amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”) to increase the number of shares available for issuance;

(3) To consider and act upon a proposal to approve the Senior Management Bonus Plan, as adopted by the Board of Directors and the Executive Compensation Committee; and

(4) To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

Any other matters that properly become before the meeting and any adjournment thereof will also be considered and acted upon.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 21, 2008 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 69,636,549 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on April 21, 2008 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 21, 2008 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization and you are not a shareholder of record, then you are the beneficial owner of shares registered in the name of such organization as your nominee or “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting your shares at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other nominee as to how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you will not be able to vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How do I vote?

For each of the matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are fairly simple:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote by proxy, most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CONTACT AMERICAN STOCK TRANSFER AND TRUST COMPANY AT 1-800-776-9437.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us.

•	To vote by proxy, most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

•	To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE WITH VOTING YOUR SHARES, PLEASE CONTACT YOUR BROKER, BANK OR OTHER NOMINEE.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2008.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted (1) “FOR” the election of the seven persons named as nominees under “Election of Directors;” (2) “FOR” the proposal to amend the 2007 Plan; (3) “FOR” the proposal to approve the Senior Management Bonus Plan; and (4) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card (by mail, internet or telephonically) with a later date.

•	You may send a written notice that you are revoking your proxy to Broadpoint Securities Group, Inc.’s Secretary at One Penn Plaza, 42nd Floor, New York, New York 10119.

•	You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. Abstentions will be counted towards a quorum and the vote total for each Proposal and will have the same effect as “AGAINST” votes. Broker non-votes will be counted toward a quorum and depending on the Proposal either will have the same effect as an “AGAINST” vote on the Proposal or will have no effect. Please see the more detailed description of the effect of broker non-votes on specific Proposals in the answer to “How many votes are needed to approve each proposal?” below.

If your shares are held by your broker as your nominee (that is, in “street name”) and you do not give instructions as to how to vote your shares, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market and on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. The proposals to (i) approve the amendment to the 2007 Plan (Proposal No. 2) and (ii) approve the Senior Management Bonus Plan (Proposal No. 3), will each be considered a non-discretionary item.

How many votes are needed to approve each proposal?

•	For the election of directors, the seven nominees receiving the most “FOR” votes from the shares present and entitled to vote at the Annual Meeting, either in person or by proxy, will be elected. Abstentions will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 2 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 3 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 4 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the shares outstanding and entitled to vote as of the record date are represented by shareholders present at the meeting or by proxy. On April 21, 2008, the record date, there were 69,636,549 shares outstanding and entitled to vote. As a result, 34,818,276 of these shares must be represented by shareholders present at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How does MatlinPatterson FA Acquisition LLC’s ownership of the Company’s shares of common stock affect votes cast in connection with the Annual Meeting?

As of the record date, MatlinPatterson FA Acquisition LLC (“MatlinPatterson”) held approximately 43,093,261 shares of common stock, representing approximately 62% of the voting power of the Company. As a result, regardless of the vote of any other shareholder of the Company, MatlinPatterson has control over the vote relating to the election of directors, approval of the amendment to the 2007 Plan, approval of the Senior Management Bonus Plan and the ratification of the Company’s independent registered public accounting firm (i.e. Proposal Nos. 1 through 4).

On February 29, 2008, the Company and MatlinPatterson entered into a Voting Agreement (the “Voting Agreement”) whereby MatlinPatterson agreed to vote its shares in the Company in favor of Proposal No. 2. The Voting Agreement was entered into in connection with the Company’s hiring of certain employees and the acquisition of related assets from BNY Capital Markets, a New Jersey based Fixed Income division for the purpose of allowing certain new employees to be awarded restricted stock units and/or shares of restricted stock under the Plan.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting and announced promptly following the Annual Meeting in a press release and current report on Form 8-K. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2008 that we are required to file with the Securities and Exchange Commission (the “SEC”) by August 14, 2008.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are shareholder proposals due for next year’s annual meeting?

For a shareholder proposal to be included in our proxy statement and form of proxy for the 2009 annual meeting of shareholders, such shareholder proposal must be submitted in writing to the attention of the Secretary of the Company at One Penn Plaza, 42nd Floor, New York, New York 10119. We must receive the proposal between March 7, 2009 and March 27, 2009, which is not less than 70 days but not more than 90 days prior to the first anniversary of the Annual Meeting. Shareholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of shareholder proposals and director nominations. Our current Bylaws are available at the SEC’s website, www.sec.gov, or upon written request to Broadpoint Securities Group, Inc., One Penn Plaza, 42nd Floor, New York, New York 10119, Attn: Corporate Secretary.

ANNUAL MEETING OF SHAREHOLDERS
June 5, 2008

This Proxy Statement is being furnished to the shareholders of Broadpoint in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting to be held at One Penn Plaza, 42nd Floor, New York, New York on June 5, 2008 at 10:00 a.m., local time, and any postponements or adjournments thereof. The mailing address of the principal office of the Company is One Penn Plaza, 42nd Floor, New York, New York 10119 and its telephone number is (212) 273-7100.

At the Annual Meeting, the shareholders of the Company will be asked (1) to elect the seven persons named as nominees under “Election of Directors;” (2) to consider and act upon a proposal to approve the amendment to the 2007 Plan; (3) to consider and act upon a proposal to approve the Senior Management Bonus Plan; and (4) to consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

Proxy Solicitation

This Proxy Statement and the enclosed form of proxy are expected to be mailed on or about April 29, 2008. All expenses of the Company in connection with this solicitation of proxies will be borne by the Company. Proxies are being solicited by the Board of Directors. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Company’s transfer agent for their reasonable out-of-pocket expenses in forwarding such materials but these individuals will receive no additional compensation for these solicitation services.

Voting by Mail, Internet or Telephone

Shareholders who cannot attend the Annual Meeting in person can be represented by proxy. Most shareholders have a choice of voting over the Internet, using a toll-free telephone number or completing the proxy card in the form enclosed and mailing it in the envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee to see which options are available to you.

A proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company, by executing a later-dated proxy (including an Internet or telephone vote) or by attending and voting in person at the Annual Meeting. The execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and vote in person, but attendance at the Annual Meeting will not, by itself, revoke a proxy. Proxies properly completed and received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting.

VOTING, RECORD DATE AND QUORUM

Proxies will be voted as specified or, if no direction is indicated on a proxy, will be voted (1) “FOR” the election of the seven persons named as nominees under “Election of Directors;” (2) “FOR” the proposal to approve the amendment to the 2007 Plan; (3) “FOR” the proposal to approve the Senior Management Bonus Plan; and (4) “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

As to any other matter or business which may be brought before the Annual Meeting, including any adjournment(s) or postponement(s) thereof, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons voting the same. As of the date hereof, the Board does not know of any such other matter or business.

The close of business on April 21, 2008 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. 69,636,549 shares of common stock were outstanding as of the record date. Each shareholder will be entitled to cast one vote, in person or by proxy, for each share of common stock held. There are no other shares of voting stock of the Company outstanding. The presence, in person or by proxy, of the holders of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (as described below) and votes to “withhold authority” are counted in determining whether a quorum has been reached on a particular matter. Votes to withhold authority are treated the same as abstentions for purposes of the voting requirements described below.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Your broker will be permitted to exercise voting discretion with respect to Proposal No. 1 and Proposal No. 4. Your broker will not be permitted to exercise voting discretion with respect to Proposal No. 2 and Proposal No. 3.

You can cast one vote for each share of the Company’s common stock you own. The proposals require different percentages of votes in order to approve them:

•	For the election of directors, the seven nominees receiving the most “FOR” votes from the shares present and entitled to vote at the Annual Meeting, either in person or by proxy, will be elected. Abstentions will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 2 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 3 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote. Broker non-votes will not be treated as votes cast at the Annual Meeting for such purpose.

•	To be approved, Proposal No. 4 must receive “FOR” votes constituting a majority of the votes cast at the Annual Meeting with respect to shares entitled to vote thereon. If you abstain from voting, it will have the same effect as an “AGAINST” vote.

The Board unanimously recommends that the shareholders vote “FOR” (1) the election of the seven persons named as nominees under “Election of Directors;” (2) the proposal to approve the amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan; (3) the proposal to approve the Senior Management Bonus Plan; and (4) the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Bylaws of the Company provide that the Board shall consist of no more than 15 directors (nor less than the minimum number required by law), which shall be elected in three classes, with each class having a three year term. The Board currently consists of nine directors. Seven nominees for director are to be elected as directors at this Annual Meeting, three of which are being elected as Class I directors, two of which are being elected as Class II directors and two of which are being elected as Class III directors. The term of each Class I director will expire at the annual meeting of shareholders in 2011. The term of each Class II director will expire at the annual meeting of shareholders in 2009. The term of each Class III director will expire at the annual meeting of shareholders in 2010. The Class I nominees are George C. McNamee, Mark R. Patterson and Robert S. Yingling. The Class II nominees are Lee Fensterstock and Christopher R. Pechock. The Class III nominees are Wade D. Nesmith and Frank Plimpton. The Board has nominated each of the nominees for election as Class I, Class II and Class III directors, respectively, and recommends that shareholders vote FOR the election of these nominees.

Pursuant to the Investment Agreement, dated as of May 14, 2007, between the Company and MatlinPatterson, MatlinPatterson has the right to designate directors to be appointed to the Company’s Board of Directors. Mark R. Patterson, Lee Fensterstock, Christopher R. Pechock and Frank Plimpton currently are such designees.

If the enclosed proxy card is duly executed and received in time for the Annual Meeting, and if no contrary specification is made as provided therein, it will be voted in favor of the election of persons nominated as directors by the Board.

Each of the nominees has consented to serve as a director if elected. Should any nominee for director become unable or unwilling to accept election, proxies will be voted for a nominee selected by the Board, or the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Any vacancy occurring during the term of office of any director may be filled by the remaining directors for a term expiring at the next meeting of shareholders at which the election of directors is in the regular order of business. Each of the nominees is presently a director of the Company.

Set forth below is certain information furnished to the Company by the director nominees and by each of the incumbent directors whose terms will continue following the Annual Meeting.

Directors and Executive Officers of the Company

The Class I directors nominated for election whose terms will expire at the annual meeting of shareholders in 2011 are as follows:

GEORGE C. McNAMEE, age 61, joined the Company in 1969. Mr. McNamee served as Chairman of the Company from its inception to September 2007. Mr. McNamee has also served as Managing Director of FA Technology Ventures Corporation since 2000. Mr. McNamee was Co-Chief Executive Officer of the Company from 1993 to 2002. In addition, Mr. McNamee is Chairman of Plug Power Inc. (a leading fuel cell developer) and lead director of iRobot Corporation (a designer and manufacturer of robotics). Additionally, he is a director of several private companies. He also serves as Trustee of the Albany Academies. He received his Bachelor of Arts degree from Yale University. Mr. McNamee has been a director of the Company since its incorporation in 1985.

MARK R. PATTERSON, age 56, is the Chairman of MatlinPatterson Global Advisors LLC which he co-founded in July 2002. Mr. Patterson has over 30 years of financial markets experience, principally in Leveraged Finance, at Credit Suisse (where he was Vice Chairman from 2000 to 2002), Scully Brothers & Foss L.P., Salomon Brothers Inc., and Bankers Trust Company. Mr. Patterson holds degrees in law (BA, 1972) and economics (BA Honors, 1974) from South Africa’s Stellenbosch University and an MBA (with distinction, 1986) from New York University’s Stern School of Business. Mr. Patterson also serves on the Board of Directors of Allied World Assurance in Bermuda and on the Dean’s Executive Board of the NYU Stern School of Business. Mr. Patterson is fluent in Afrikaans. He previously represented MatlinPatterson’s Fund I on the Board of NRG Energy, Inc., Compass Aerospace, and Oxford Automotive, Inc. and MatlinPatterson’s Fund II on the Board of Polymer Group, Inc. Mr. Patterson has been a director of the Company since September 2007.

ROBERT S. YINGLING, age 46, was Vice President and Chief Financial Officer of WRC Media Inc. from September 2004 to March 2008. Previously, he was Chief Financial Officer of Duncan Capital Group LLC, a New York City based merchant bank from March through July 2004. From March 2003 until February 2004, he was Director of Finance of Smiths Group plc, a diversified UK engineering company, in Pine Brook, NJ. Prior to that he was Chief Financial Officer of BigStar Entertainment, Inc., a New York City based on-line marketer of filmed entertainment, where he led their Initial Public Offering, and a manager in the Audit and Business Advisory Division of Arthur Andersen and Director of Finance at Standard Microsystems Corporation, a designer and manufacturer of integrated circuits and networking products, as well as Chief Financial Officer of GDC International, Inc., an importer, manufacturer and distributor of industrial wirecloth products. Since April 2004, Mr. Yingling has been a director of SA International, which provides software solutions for the sign making and digital printing industries. Mr. Yingling received an MBA from the Columbia Business School and graduated from Lehigh University with a BS in Accounting. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the New York State Society of CPAs. Mr. Yingling is Chair of the Audit Committee and has been a director of the Company since September 2007.

The Class II directors nominated for election whose terms will expire at the annual meeting of shareholders in 2009 are as follows:

LEE FENSTERSTOCK, age 60, became the Chairman of the Board and Chief Executive Officer of the Company, as well as of Broadpoint Capital, Inc., on September 21, 2007. Mr. Fensterstock has extensive securities industry experience, including as President and Chief Operating Officer of Gruntal & Co., a regional broker dealer, and earlier as Executive Vice President, Capital Markets for PaineWebber, responsible for PaineWebber’s sales and trading business worldwide. He also served as a member of PaineWebber’s Executive Committee and as a member of the Board of Directors of PaineWebber Inc. In February 2001, Mr. Fensterstock founded and was Chairman and Co-Chief Executive Officer of Bonds Direct Securities LLC, a market maker in investment grade fixed income instruments for institutional investors, until its sale to Jefferies Group. Thereafter, from October 2004 until March 2007, Mr. Fensterstock was a Managing Director at Jefferies & Co., co-heading its fixed income division. From May 1, 2007 until June 30, 2007, Mr. Fensterstock served as a consultant to MatlinPatterson Global Advisors LLC. From July 2007 through September 21, 2007, Mr. Fensterstock served as a consultant to the Company. Mr. Fensterstock received a BA from Queens College and an MBA from the University of Rochester.

CHRISTOPHER R. PECHOCK, age 43, has been active in the distressed securities markets for over 14 years. He has been a partner at MatlinPatterson Global Advisors LLC since its inception in July 2002. Prior to July 2002, Mr. Pechock was a member of Credit Suisse’s Distressed Group which he joined in 1999. Before joining Credit Suisse, Mr. Pechock was a Portfolio Manager and Research Analyst in distressed securities at Turnberry Capital Management, L.P. (1997-1999), a Portfolio Manager in distressed securities and special situations at Eos Partners, L.P. (1996-1997), a Vice President and high yield analyst at PaineWebber Inc. (1993-1996) and an analyst in risk arbitrage at Wortheim Schroder & Co., Incorporated (1987-1991). Mr. Pechock holds an MBA from Columbia University Graduate School of Business (1993) and a BA in Economics from the University of Pennsylvania (1987). Mr. Pechock serves on behalf of MatlinPatterson’s Fund I on the Board of Goss International. Mr. Pechock serves on behalf of MatlinPatterson’s Fund III on the Board of XL Health. He previously represented Fund I on the Boards of COMSYS IT, Compass Aerospace and Huntsman Corporation. Mr. Pechock is Chair of the Executive Compensation Committee and a member of the Committee on Directors and Corporate Governance. Mr. Pechock has been a director of the Company since September 2007.

The Class III directors nominated for election whose terms will expire at the annual meeting of shareholders in 2010 are as follows:

WADE D. NESMITH, age 56, is a businessman and lawyer focused on board work and corporate governance matters. Since January 2004 he has been an associate counsel with Lang Michener LLP, a law firm, where his practice is restricted to advising boards of directors in relation to governance and restructuring issues. He was President and Managing Director (Western Europe) of Westport Innovations, Inc. from July 2002 to December 2003. He serves as the Lead Director of Silver Wheaton Corp., Chairman of Selwyn Resources Ltd. and is a director of Polymer Group, Inc., Geovic Mining Corp., and Parran Capital Inc. Mr. Nesmith received his law degree from Osgoode Hall Law School in 1977 and practiced with the Attorneys General’s offices in Ontario and Alberta before joining the British Columbia Securities Commission in 1987. He was Executive Director (formerly Superintendent of Brokers) of the Commission from 1989 — 1992 and prior to that served as the Commission Director of Enforcement. He has been a director of a number of other public and private companies, and was one of the founding directors of Westport Innovations Inc. Mr. Nesmith is a member of the Audit Committee and has been a director of the Company since December 2007.

FRANK PLIMPTON, age 54, became a director of the Company on September 21, 2007. Mr. Plimpton is also a Director of NorthernStar Natural Gas, Inc. and Renewable BioFuels, LLC. Mr. Plimpton has been a partner of MatlinPatterson Global Advisors LLC since its inception in July 2002. Mr. Plimpton has over 26 years of experience in reorganizations, investment banking and investing. Prior to July 2002, Mr. Plimpton was a member of the Distressed Securities Group at Credit Suisse First Boston. Mr. Plimpton holds a BA in Applied Mathematics and Economics from Harvard College (cum laude, 1976). Mr. Plimpton received a law degree from the University of Chicago Law School (1981), and an MBA (1980) from the University of Chicago Graduate School of Business. Mr. Plimpton is Chair of the Committee on Directors and Corporate Governance and a member of the Executive Compensation Committee.

The Board recommends a vote “FOR” each of the Class I, Class II and Class III director nominees.

The following director’s term will expire at the annual meeting of shareholders in 2009:

DALE KUTNICK, age 58, is Senior Vice President of Executive Programs at Gartner, Inc., and has been there since April 2005 when Gartner acquired his previous employer, META Group. He was co-founder, Chairman and a director of META Group, Inc. (1995-2005), a research and consulting firm focusing on information technology and business transformation. Mr. Kutnick served as Chief Executive Officer and Research Director of META Group, Inc. since its inception in January 1989 until 2002. Prior to co-founding META Group, Inc., Mr. Kutnick was Executive Vice President of Research at Gartner Group, Inc. and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner Group, Inc., he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University. Mr. Kutnick is a member of the Audit Committee, was previously a member of the Committee on Directors and Corporate Governance, and has been a director of the Company since 2003.

The following director’s term will expire at the annual meeting of shareholders in 2010:

PETER J. MCNIERNEY, age 42, is President and Chief Operating Officer of the Company and Broadpoint Capital, Inc. He joined Broadpoint Capital, Inc. in 2002 as the Director of Investment Banking, and served as President and Chief Executive Officer of the Company and Broadpoint Capital, Inc. from June 2006 until September 2007. Prior to joining Broadpoint Capital, Inc., Mr. McNierney was a Managing Director of the Healthcare and Communications Services groups at Robertson Stephens. Prior to that, Mr. McNierney was a Vice President in the Healthcare Group at Smith Barney. Mr. McNierney received a BA and a JD/MBA from the University of Texas at Austin. Mr. McNierney has been a director of the Company since June 2006.

The following executive officers do not serve as directors and are not nominated for election as directors:

PATRICIA A. ARCIERO-CRAIG, age 40, joined the Company in 1997. She has been General Counsel and Secretary of the Company and Broadpoint Capital, Inc. since 2007. From 2003 to 2007, Ms. Arciero-Craig served as Deputy General Counsel of Broadpoint Capital and, prior to 2003, she served as Associate General Counsel. Prior to joining Broadpoint Capital in 1997, she was an attorney with the law firm of Harris Beach PLLC, where she practiced in the fields of commercial litigation, bankruptcy and restructuring. Ms. Arciero-Craig received a JD from Albany Law School of Union University and a Bachelor of Arts degree from Fairfield University. Ms. Arciero-Craig is a member of various Securities Industry and Financial Markets Association committees.

ROBERT I. TURNER, age 55, has been the Chief Financial Officer of the Company since March 31, 2008. Mr. Turner has over 20 years of experience in the securities and financial services industries. From 1995 to 2003, Mr. Turner served as Executive Vice President, Chief Financial Officer and Treasurer of Knight Capital Group, Inc. (formerly known as Knight Trading Group, Inc.) a NASDAQ listed trade execution company for on-line broker-dealers. From 2003 to 2004, Mr. Turner was at Crown Financial Group, a publicly traded market maker, first as Chair of their Audit Committee and then as Vice Chairman, Chief Financial Officer and Treasurer. In 2005, Mr. Turner acted as a general contractor on a condominium project in Naples, Florida. From 2006 until recently, Mr. Turner worked in the commercial real estate and business brokerage industry with Coldwell Banker Commercial and in residential real estate with Downing Frye Realty. Prior to joining Knight Capital Group, Inc., Mr. Turner was a Corporate Vice President at PaineWebber Incorporated, serving in a variety of financial management positions in the fixed income, finance, merchant banking and commodities trading divisions and a Vice President at Citibank in the treasury and investment banking divisions. Mr. Turner practiced at the accounting firm of PriceWaterhouseCoopers, and he became a Certified Public Accountant. Mr. Turner received his B.A. from the State University of New York at Binghamton and his M.S.B.A. from the University of Massachusetts at Amherst.

GOVERNANCE OF THE COMPANY

The Board of Directors held 22 meetings during the Company’s fiscal year ended December 31, 2007. The committees of the Board each held the number of meetings noted below in “Committees of the Board”. During 2007, each Director attended at least 86% of the total number of meetings of the Board (while he or she was a member) and 100% of the total number of meetings of committees of the Board on which he or she served. Directors are encouraged to attend the annual meeting of shareholders, and all of our directors attended last year’s meeting (either in person or via teleconference). The Board determined that each of Messrs. Kutnick, Nesmith, Yingling, Carl P. Carlucci, and Nicholas A. Gravante and Shannon P. O’Brien qualified as an “independent director” as defined in the NASDAQ Stock Market listing standards. Messrs. Carlucci and Gravante ceased to be directors on December 4, 2007, September 27, 2007, respectively. Alan P. Goldberg and Ms. O’Brien ceased to be directors on September 21, 2007.

The Company has a Code of Business Conduct and Ethics applicable to all employees of the Company and members of the Board of Directors. The Code and the current charters of each of the Committees listed below are available on the Company’s website (www.broadpointsecurities.com). The Company intends to post amendments to or waivers from its Code at this location on its website or report such amendments or waivers in a current report on Form 8-K filed with the SEC. On March 6, 2008, the Company reported in a current report on Form 8-K that, on March 3, 2008, the Board approved a one-time limited waiver under the Company’s insider trading policy (the “Trading Policy”), which is incorporated into the Code, to Mr. Fensterstock and certain other employees covered by the Trading Policy to acquire shares of the Company’s common stock in connection with the Mast Private Placement. The waiver related to certain provisions of the Trading Policy which provide that certain designated employees, including Mr. Fensterstock, may not engage in transactions involving the Company’s securities during certain specified blackout periods. After due consideration and a review of the facts and circumstances, including a determination that the transaction in question did not present the opportunity for insider trading that the Trading Policy was intended to prevent, the Board believed that the waiver was appropriate in this limited case. For further information regarding the Mast Private Placement, see “Certain Relationships and Related Transactions.”

The Company has also adopted a procedure by which shareholders may send communications as defined within Item 407(f) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to one or more members of the Board of Directors by writing to such director(s) or to the whole Board of Directors in care of the Company’s Corporate Secretary at the following address: Broadpoint Securities Group, Inc., One Penn Plaza, 42nd Floor, New York, New York 10119, Attn: Corporate Secretary. Any such communications will be promptly distributed by the Corporate Secretary to such individual director(s) or to all directors if addressed to the whole Board of Directors.

Controlled Company Status

Because MatlinPatterson controls more than 50% of the voting power of our common stock, we are a “controlled company” within the meaning of the Nasdaq Marketplace Rules. Under the Nasdaq Marketplace Rules, a controlled company is a company of which more than 50% of the voting power is held by an individual, a group or another company. Under such rules, a controlled company may elect not to comply with certain Nasdaq corporate governance requirements, including requirements that (1) a majority of the board of directors consist of independent directors, (2) compensation of officers be determined or recommended to the board of directors by a majority of its independent directors or by a compensation committee that is composed entirely of independent directors and (3) director nominees be selected or recommended by a majority of the independent directors or by a nominating committee composed solely of independent directors. Because the Company is a controlled company, we have chosen to rely on this exemption to these Nasdaq corporate governance requirements.

Committees of the Board

The Board of Directors has three standing committees: the Audit Committee, the Executive Compensation Committee and the Committee on Directors and Corporate Governance.

The Audit Committee.  The Audit Committee operates pursuant to a written charter that the Committee and the Board reviews each year to assess its adequacy. The charter was amended and restated in December 2007. Among the primary purposes of the Audit Committee are assisting the Board of Directors in its oversight of the integrity of the Company’s financial reporting process; the Company’s systems of internal accounting and financial controls; the annual independent audit of the Company’s financial statements; the independent auditor’s qualifications and independence; the Company’s compliance with legal and regulatory requirements; and the Company’s management of market, credit, liquidity and other financial and operational risks. In addition, the Audit Committee decides whether to appoint, retain or terminate the Company’s independent auditors and pre-approves all audit, audit-related, tax and other services, if any, to be provided by the independent auditors. The Audit Committee also prepares the Audit Committee report required by the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Company’s annual proxy statement.

Until September 21, 2007, this committee was comprised of Mr. Carlucci, who served as Chair, Ms. O’Brien and Mr. Kutnick. Ms. O’Brien ceased to be a director on September 21, 2007. As of September 27, 2007, this committee was comprised of Messrs. Yingling (who served as Chair), Carlucci and Kutnick. Mr. Carlucci ceased to be a director on December 4, 2007. Currently, this committee is comprised of Messrs. Yingling (who serves as Chair), Kutnick and Nesmith. Each member of the Audit Committee is an “independent director” as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee is qualified as an audit committee financial expert within the meaning of Item 401(h) of Regulation S-K under the Exchange Act, and the Board has determined that they have accounting and related financial management expertise within the meaning of the NASDAQ Stock Market listing standards. The Audit Committee met eight times during 2007.

We have adopted policies on reporting of concerns regarding accounting, internal accounting controls or auditing matters (“Accounting Matters”). Any employees who have concerns about Accounting Matters may report their concerns to any of the following: (i) the employee’s supervisor, (ii) an attorney in the Legal Department of the Company, (iii) the Company’s toll free anonymous voice mailbox at 1-866-480-6132, or (iv) the Company’s anonymous drop-box, which may be accessed through the Company’s website (www.broadpointsecurities.com). The full text of the Complaint Procedures for Accounting and Auditing Matters is available on our website.

The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Audit Committee Report — Audit Committee Pre-Approval Policy.”

The Executive Compensation Committee.  Under its charter, the primary purposes of the Executive Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation, including implementing and reviewing executive compensation plans, policies and programs to ensure the attraction and retention of executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interest of executive officers with the long-term interests of the Company’s shareholders. The Committee develops and approves periodically a general compensation policy and salary structure for executive officers of the Company and reviews and approves base salaries and salary increases for, and perquisites offered to, executive officers. The Committee reviews and approves corporate goals and objectives relevant to the compensation of the Chief

Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and establishes the individual elements of the Chief Executive Officer’s total compensation based on this evaluation. The Committee also reviews and makes recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity-based plans and reviews and supervises, in coordination with management, the overall compensation policies of the Company. The Committee also administers the Company’s 1999 Long-Term Incentive Plan, 2001 Long-Term Incentive Plan, Management Bonus Compensation Plan, Deferred Compensation Plan for Key Employees and the 2007 Plan. In addition, the Executive Compensation Committee also prepares its report regarding the Compensation Discussion and Analysis as required by the rules and regulations of the SEC.

The Executive Compensation Committee operates under a written charter adopted by the Board, which was amended and restated in December 2007. Until September 21, 2007, it was comprised of Messrs. Carlucci and Gravante. Messrs. Carlucci and Gravante ceased to be directors on December 4, 2007 and September 27, 2007, respectively. Currently, it is comprised of Mr. Pechock, who serves as Chair, and Mr. Plimpton. During the year 2007, the Committee met 13 times.

The Committee on Directors and Corporate Governance.  The Board established the Committee on Directors and Corporate Governance in fiscal year 2002. The Committee operates under a written charter adopted by the Board, which was amended and restated in December 2007. The Committee held six meetings during 2007. The primary purposes of the Committee are to assist the Board of Directors in developing and implementing policies and procedures intended to assure that the Board of Directors, including its standing committees, will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders on an ongoing basis; and to develop and recommend to the Board of Directors for adoption corporate governance guidelines. Among its specific duties, the Committee determines criteria for service as director, reviews candidates and considers appropriate governance practices. The Committee also oversees the evaluation of the performance of the Board of Directors and Chief Executive Officer and annually reviews the Corporate Governance Guidelines, reporting to the Board any recommended changes. The Committee considers nominees for directors proposed by shareholders. To recommend a prospective nominee for the Committee’s consideration, shareholders should submit the candidate’s name and qualifications to the Company’s Corporate Secretary in writing to the following address: Broadpoint Securities Group, Inc., One Penn Plaza, 42nd Floor, New York, New York 10119, Attn: Corporate Secretary.

Until September 21, 2007, the Committee was comprised of Messrs. Kutnick and Gravante and Ms. O’Brien. Mr. Gravante and Ms. O’Brien ceased to be directors on September 27, 2007 and September 21, 2007, respectively. Currently, the Committee on Directors and Corporate Governance is comprised of Mr. Plimpton, who serves as Chair, and Mr. Pechock. In identifying and recommending nominees for positions on the Board of Directors, the Committee on Directors and Corporate Governance places primary emphasis on the criteria set forth in our Corporate Governance Guidelines which include diversity, age and skills, all in the context of an assessment of the perceived needs of the Board. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE BROADPOINT SECURITIES GROUP, INC.
2007 INCENTIVE COMPENSATION PLAN

Description of the Amendment

The Company’s shareholders are being asked to approve an amendment to the 2007 Plan that, if approved, will increase by 10,675,000 shares, subject to adjustment, the maximum number of shares authorized for issuance under the 2007 Plan from 25% of the number of shares issued and outstanding immediately prior to the grant of an award to the sum of 10,675,000 shares, subject to adjustment, and 25% of the number of shares issued and outstanding immediately prior to the grant of an award.

The current 2007 Plan was approved by the Company’s shareholders at the 2007 annual meeting. Subsequent to the shareholders’ approval, the Board of Directors determined that it was advisable to increase the maximum number of shares available for issuance under the 2007 Plan in order to enable the Company, among other things, to award restricted stock units and/or shares of restricted stock to certain new employees in connection with the Company’s hiring of employees of BNY Capital Markets’ Fixed Income division. On January 29, 2008, the Board of Directors adopted an amendment to the 2007 Plan, subject to shareholder approval, to increase the maximum number of shares of common stock authorized for issuance under the 2007 Plan by 10,675,000 shares, subject to adjustment.

The proposed amendment to the 2007 Plan in the form adopted by the Board of Directors, subject to shareholder approval, is attached as Appendix A to this Proxy Statement. The full text of the original 2007 Plan has been filed with the SEC. If the proposed amendment is approved by shareholders, the maximum number of shares authorized for issuance under the 2007 Plan will be increased by an aggregate of 10,675,000 additional shares from 25% of the number of shares issued and outstanding immediately prior to the grant of an award to the sum of 10,675,000 shares, subject to adjustment, and 25% of the number of shares issued and outstanding immediately prior to the grant of an award.

The Board of Directors believes that the 2007 Plan enables the Company to attract, retain and reward the officers, other employees and persons who provide services to the Company and its subsidiaries; to link compensation to measures of the Company’s performance in order to provide additional incentives for the creation of shareholder value; and to enable such persons to acquire or increase a proprietary interest in the Company’s long-term success. Most of the shares subject to the proposed amendment have been used to award shares of restricted stock to certain new employees in connection with the Company’s hiring of employees of BNY Capital Markets’ Fixed Income division, subject to shareholder approval.

Description of the 2007 Plan

The significant features of the 2007 Plan are summarized below. This summary description is qualified in its entirety by reference to the full text of the original 2007 Plan, copies of which are attached to the electronic copy of the registration statement on Form S-8 filed with the SEC on February 6, 2008 and may be accessed from the SEC’s home page (www.sec.gov). In addition, copies of the 2007 Plan may be obtained upon written request to: Broadpoint Securities Group, Inc., Attn: Investor Relations, One Penn Plaza, 42nd Floor, New York, New York 10119. Except for the proposed amendment described above under the heading “Description of the Amendment,” the Company’s shareholders are not being asked to approve any other amendments to the 2007 Plan.

Purpose

The 2007 Plan is designed to advance the interests of the Company by providing a means through which incentive awards can be granted to officers, other employees and persons who provide services to the Company and its subsidiaries. By making grants of awards under this plan, the Company can attract, retain and reward such persons and, by linking compensation measures to performance, the Company can provide incentives for the creation of shareholder value. In addition, the interests of the Company’s shareholders and the award recipients can be more closely aligned by giving the recipients an interest in the long-term success of the Company.

Number of Shares

Currently, awards may be made under the 2007 Plan if, at the time of grant, the aggregate number of shares subject to outstanding awards under the 2007 Plan and outstanding awards under the Restricted Stock Inducement Plan, the 1989 Stock Incentive Plan, 1999 Long-Term Incentive Plan, and the 2001 Long-Term Incentive Plan (the “Preexisting Plans”) plus the number of shares subject to the award being granted under the 2007 Plan do not exceed 25% of the number of shares issued and outstanding immediately prior to the grant of such award. If the proposed amendment is approved by the shareholders, the maximum number of shares that are available for issuance of awards will be increased by 10,675,000 shares, subject to adjustment, from 25% of the number of shares issued and outstanding immediately prior to the grant of an award to the sum of 10,675,000 shares, subject to adjustment, and 25% of the number of shares issued and outstanding immediately prior to the grant of an award. The 2007 Plan provides that no further awards will be granted under the Preexisting Plans. There is a maximum of 2.5 million shares that may be subject to incentive stock options granted under the 2007 Plan.

Administration

Authority of the Committee — The 2007 Plan is administered by the Executive Compensation Committee. The Executive Compensation Committee has the full and final authority to, among other matters, select the persons to whom awards may be granted; determine the type(s) of awards that may be granted under the 2007 Plan to each participant; determine under what circumstances awards may be settled or the exercise price of an award may be paid in cash, shares, other awards or other property, or an award may be canceled, forfeited or surrendered; and to construe and interpret the provisions of the 2007 Plan and outstanding awards.

Manner of Exercise of Committee Authority — Any action taken by the Executive Compensation Committee with respect to the 2007 Plan is final, conclusive, and binding on all persons, including the Company, its subsidiaries, participants, and any person claiming any rights under the 2007 Plan from or through any participant or shareholder. In addition, the express grant of specific authority does not indicate a limitation of power in areas not expressly granted.

The Executive Compensation Committee may delegate to officers or managers of the Company or its subsidiaries, the authority to perform functions designated by the Executive Compensation Committee, to the extent that such delegation is permitted under applicable laws. In addition, the Board of Directors may perform any function of the Executive Compensation Committee in order to ensure that transactions under the 2007 Plan are exempt under Rule 16b-3.

Eligibility

Persons eligible to receive awards under the 2007 Plan include (a) executive officers, other officers or employees of the Company and its subsidiaries, including directors, (b) any person who provides substantial personal services to the Company or any subsidiary not solely in the capacity as a director, and (c) any person who has agreed to become an employee of the Company or any subsidiary provided that such person cannot receive any payment or exercise any right relating to an award until such person has begun employment.

Awards under the 2007 Plan

Options — An option is the right to acquire shares of common stock at a fixed price for a fixed period of time. Under the 2007 Plan, the Executive Compensation Committee is authorized to grant options to purchase shares to participants under the following terms. The exercise price of the option is determined by the Executive Compensation Committee. The exercise price, however, may not be below the fair market value (on the date of grant) of the shares covered by the option. The Executive Compensation Committee determines the time an option may be exercised and method by which an exercise price may be deemed paid, as well as the form of such payment. The Executive Compensation Committee shall determine at the time of grant the terms of vesting and forfeiture of the options. Options granted under the 2007 Plan may be nonqualified stock options or options that qualify are “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Stock Appreciation Rights — Stock appreciation rights, or SARs, are awards that give a participant the right to receive payment from the Company in an amount equal to (1) the excess of the fair market value of a share on the date of exercise over the exercise price, multiplied by (2) the number of shares with respect to which the award is exercised. The grant price of the SAR shall not be less than the fair market value of one share on the date of grant. The Executive Compensation Committee determines the terms and conditions of each SAR, including time(s) when an SAR may be exercised, method of settlement and method of delivery. The Executive Compensation Committee shall determine at the time of grant the terms of vesting and forfeiture of the SARs.

Restricted Stock — Restricted stock awards are shares of the Company’s common stock which vest in accordance with terms established by the Executive Compensation Committee in its discretion. Restricted stock shall be subject to restrictions on transferability and other restrictions that the Executive Compensation Committee may impose. These restrictions may lapse separately or in combination as the Executive Compensation Committee may determine. Except as restricted under the terms of the 2007 Plan and any award agreement regarding restricted stock, a participant shall have all the rights of a shareholder including the right to vote restricted stock or the right to receive dividends. Except as otherwise determined by the Executive Compensation Committee, upon termination of employment or service during the applicable restriction period, restricted stock shall be forfeited and reacquired by the Company.

The Executive Compensation Committee may require that cash dividends paid on a share of restricted stock may be automatically reinvested in additional shares of restricted stock or applied to the purchase of additional awards under the 2007 Plan.

Deferred Stock — Deferred stock awards refer to shares to be delivered to participants at a specified future date. Shares will be issued at the expiration of the deferral period specified for an award of deferred stock by the Executive Compensation Committee. In addition the Executive Compensation Committee may impose restrictions that may lapse at the expiration date, an earlier specified date, or otherwise as the Executive Compensation Committee may determine.

Except as otherwise provided by the Executive Compensation Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply, all deferred stock that is subject to such risk of forfeiture shall be forfeited.

Bonus Shares and Awards in Lieu of Cash Obligations — The Executive Compensation Committee is authorized to grant shares as a bonus or grant shares in lieu of Company obligations to pay cash or other awards under other plans or compensatory arrangements. These shares or awards shall be subject to terms determined by the Executive Compensation Committee.

Other Stock-Based Awards — The Executive Compensation Committee is authorized to grant such other awards as may be denominated in, payable in, or otherwise based on the stock of the Company. These shares or awards shall be subject to terms determined by the Executive Compensation Committee.

Deferred Compensation Awards — The Executive Compensation Committee is authorized to grant awards in lieu of cash compensation or upon the deferral of cash compensation payable by the Company, including cash amounts payable under other plans. Such awards may be granted at a discount related to the value of the Award in lieu of the deferred compensation.

Performance-Based Awards — The Executive Compensation Committee may establish performance goals for individual employees, groups of employees or the Company as a whole. It may make grants of awards contingent upon the attainment of such goals.

Annual Incentive Awards — The Executive Compensation Committee may grant awards as a form of bonus as an alternative to a traditional cash bonus.

New Plan Benefits

Although the granting of awards under the 2007 Plan is discretionary, as of the date of this Proxy Statement, the Company has made awards of shares of restricted stock that are subject to the shareholder approval of this amendment to the 2007 Plan in connection with the Company’s hiring of certain employees from BNY Capital Markets.

	Dollar ($)	Number of
Name/Position	Value(1)	Shares

Lee Fensterstock — Chairman and Chief Executive Officer	—	—
Peter J. McNierney — President	—	—
Robert I. Turner — Chief Financial Officer	—	—
Patricia A. Arciero-Craig — General Counsel	—	—
George C. McNamee — former Executive Chairman	—	—
Brian Coad — former Chief Financial Officer	—	—
Executive Group	—	—
Non-Executive Director Group	—	—
Non-Executive Officer Employee Group	11,408,000	6,200,000

(1)	Estimated Amounts. The Company is basing this amount on a per share price of $1.84, which represents the per share closing price of the Company’s common stock on March 31, 2008.

Recapitalization Adjustments

Without the prior approval of shareholders, the Executive Compensation Committee shall not materially increase the number of shares to be issued under the 2007 Plan (other than to reflect a reorganization, stock split, merger, spin-off or similar transaction) or make any material increase in benefits to participants, including repricing of outstanding options, or extend the duration of a plan.

The Executive Compensation Committee may make adjustments to the number and kind of awards to participants in the event of any change in the number of outstanding shares, as equitably determined by the Executive Compensation Committee in order to preserve, without enlarging, the rights of participants, by reason of any share dividend or splits, reorganization, recapitalizations, merger, consolidation, spin-off, combination or exchange of shares, repurchase, liquidation, dissolution or other corporate exchange, any large, special and non-recurring dividend or distribution to shareholders or similar corporate transaction.

Amendment, Suspension or Termination of the Plan

The Board may amend, suspend, discontinue or terminate the 2007 Plan without the consent of shareholders or participants, except that any amendment shall be subject to the approval of the Company’s shareholders at or before the next annual meeting of shareholders for which the record date is after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of the NASDAQ Stock Market, and the Board may otherwise, in its discretion, determine to submit other such amendments to shareholders for approval; provided, however, that, without the consent of an affected participant, no such action may materially impair the rights of such participant under any award previously granted.

Certain Federal Income Tax Consequences of the Plan

The following summarizes the United States federal income tax consequences of awards under the 2007 Plan to participants who are subject to United States tax. The tax consequences of the 2007 Plan to the Company and participants in other jurisdictions are not summarized below. The federal income tax treatment of certain types of awards under the 2007 Plan may be affected by tax legislation.

Stock Options.  An optionee will not generally recognize taxable income upon the grant of a nonqualified stock option to purchase shares of common stock. Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of common stock over the exercise price. The tax basis of the shares of common stock in the hands of the optionee will equal the exercise price paid for the shares of common stock plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares of common stock for capital gains purposes will commence on the day the option is exercised. An optionee who sells any of the shares of common stock will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares of common stock and the amount realized on the sale. The Company will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee. The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided that the optionee is an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise. If an optionee who has exercised an incentive stock option sells the shares of common stock acquired upon exercise more than two years after the grant date and more than one year after exercise, capital gain or loss will be recognized equal to the difference between the sales price and the exercise price. An optionee who sells the shares of common stock before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and the Company will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards.  The current United States federal income tax consequences of other awards authorized under the 2007 Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant. In each of the foregoing cases, the Company will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).  Section 162(m) of the Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation. If approved by the Company’s shareholders, the 2007 Plan will enable the Executive Compensation Committee to grant awards that will be exempt from the deduction limits of Section 162(m).

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2007 with respect to shares of common stock of the Company that may be issued under the Company’s existing equity compensation plans.

	A		B		C
Number of
Securities
	Number of				Remaining Available
	Securities to be				for Future Issuance
	Issued Upon		Weighted Average		Under Equity
	Exercise of		Exercise Price of		Compensation Plans
	Outstanding		Outstanding		(Excluding
	Options, Warrants		Options, Warrants		Securities
Plan Category	and Rights		and Rights		Reflected in Column A)

Equity Compensation Plans Approved by Shareholders(1)	8,720,826	(2)	$8.46	(3)	7,219,449	(4)
Equity Compensation Plans Not Approved by Shareholders(5)	200,429	(6)	$5.95	(7)	600,458	(8)

Total	8,921,255		$8.24		7,819,907

(1)	Consists of the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan, the 2003 Directors’ Stock Plan, the 2005 Deferred Compensation Plan for Key Employees (the “Key Plan”), the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (the “Professional Plan”), and the 2007 Plan.

(2)	Consists of 351,363 options under the 1989 Stock Incentive Plan, 595,119 options under the 1999 Long-Term Incentive Plan, 6,000 options under the 2003 Directors’ Stock Plan, 72,983 phantom stock units under the Key Plan, 46,517 phantom stock units under the Professional Plan, and 7,648,844 restricted stock units under the 2007 Plan.

(3)	Weighted average exercise price of outstanding options (excludes phantom stock units granted under the Key Plan and the Professional Plan and excludes awards granted under the 2007 Plan).

(4)	Consists of 0 shares under the 1989 Stock Incentive Plan, 649,566 shares under the 1999 Long-Term Incentive Plan, 71,666 shares under the 2003 Directors’ Stock Plan, 327,017 phantom stock units under the Key Plan, 253,483 phantom stock units under the Professional Plan, and 5,917,717 shares under the 2007 Plan. In accordance with the provisions of the 2007 Plan, no future awards will be granted under the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan, or the 2001 Long-Term Incentive Plan.

(5)	Consists of the 2001 Long-Term Incentive Plan, the Deferred Compensation Plan for Key Employees (the “Predecessor Key Plan”), and the Deferred Compensation Plan for Professional and other Highly Compensated Employees (the “Predecessor Professional Plan”), each of which is described below. No options or other benefits under the 2001 Long-Term Incentive Plan may be granted to directors or executive officers of the Company.

(6)	Consists of 89,480 options under the 2001 Long-Term Incentive Plan, 98,631 phantom stock units under the Predecessor Key Plan, and 12,318 phantom stock units under the Predecessor Professional Plan.

(7)	Weighted average exercise price of outstanding options (excludes phantom stock units granted under the Predecessor Key Plan and the Predecessor Professional Plan).

(8)	Consists of 600,458 shares under the 2001 Long-Term Incentive Plan. In accordance with the provisions of the 2007 Plan, no future awards will be granted under the 1989 Stock Incentive Plan, the 1999 Long-Term Incentive Plan, or the 2001 Long-Term Incentive Plan.

Required Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereat is required for the approval of the amendment to the 2007 Plan. The Board has unanimously voted in favor of the amendment to the 2007 Plan. Pursuant to a voting agreement, dated February 29, 2008, MatlinPatterson, the Company’s majority shareholder, has agreed to vote its shares in the Company in favor of the approval of the amendment. MatlinPatterson held 43,093,261 shares of the Company’s common stock as of the record date (representing approximately 62% of the Company’s outstanding shares of common stock), and, as a result, the amendment to the 2007 Plan will be approved at the Annual Meeting even if no shareholder other than MatlinPatterson votes in favor of the proposal.

The Board recommends that the Company’s shareholders vote “FOR” the amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.

PROPOSAL NO. 3

APPROVAL OF THE SENIOR MANAGEMENT BONUS PLAN

Description of the Senior Management Bonus Plan

Purpose of the Plan and Reason for Approval.  The Senior Management Bonus Plan of the Company (the “Senior Management Bonus Plan”) provides for the issuance of awards of annual cash incentive compensation to senior executives of the Company and permits the Company to provide senior officers of the Company with the incentive to assist the Company in meeting and exceeding its business goals. The Senior Management Bonus Plan is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates a federal income tax deduction for annual compensation in excess of one million dollars paid by the Company to any officer named in the Summary Compensation Table unless that compensation is paid on account of attainment of one or more “performance-based” goals. One requirement for compensation to be performance-based is that the compensation is paid pursuant to a plan that the shareholders have approved. In addition, Treasury Regulations promulgated under Section 162(m) require that the Senior Management Bonus Plan be re-approved no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved the Plan. The Senior Management Bonus Plan was adopted by the Board on March 10, 2003 and approved by the Company’s shareholders at the 2003 annual meeting of shareholders. On April 16, 2008 and April 23, 2008, respectively, the Executive Compensation Committee and the Board of Directors adopted a revised Senior Management Bonus Plan, a full text of which is attached as Appendix B to this Proxy Statement. The Company’s shareholders are now requested to re-approve the Senior Management Bonus Plan, as adopted by the Executive Compensation Committee of the Board on April 16, 2008.

A general description of the purpose and principal terms of the Senior Management Bonus Plan is set forth below.

Administration.  The Executive Compensation Committee will administer the Senior Management Bonus Plan. The Executive Compensation Committee may permit any executive officer of the Company and its subsidiaries to participate in the Senior Management Bonus Plan. Participants include the executive officers required to be named in the Summary Compensation Table in the proxy statement.

Performance Targets.  The awards under the Senior Management Bonus Plan may only be paid if the performance targets for the performance period are attained. The Executive Compensation Committee will establish the performance targets for the performance period no later than 90 days after the beginning of the performance period. The performance targets shall be based on one or more of the following business criteria: (a) earnings, (b) revenues, (c) stock price, (d) earnings per share, (e) return on equity, (f) return on capital, (g) total shareholder return, (h) before or after tax profit margins, (i) book value per share, (j) expense management, (k) budget comparison, (l) improvements in capital structure and (m) the relative performance of the Company against a peer group of companies on any of the measures above.

Determination of Awards.  For each participant, the Executive Compensation Committee will establish a target award for attainment of each performance target, percentages of the target award for various levels of performance and a threshold level of performance below which no bonus payment may be made. The Executive Compensation Committee has the discretion to decrease or eliminate, though not increase, the amount of any award. In no event will a participant receive awards during a performance period that exceed $5 million in the aggregate.

Prorated Awards.  A participant must be employed at the end of the performance period to receive an award under the Senior Management Bonus Plan, unless the participant dies, becomes disabled or retires, in which event the award will be prorated. In the event that a person is hired or promoted into a position eligible for the Senior Management Bonus Plan after the beginning of a performance period, the Executive Compensation Committee may allow such person to participate during that performance period and be eligible for a prorated award based on the target award established for similarly situated participants.

Amendment or Termination.  The Board or the Executive Compensation Committee can terminate, suspend or amend the Senior Management Bonus Plan at any time. However, no amendment which requires shareholder approval in order for the Senior Management Bonus Plan to continue to comply with Section 162(m) of the Code will be effective until approved by the shareholders.

No Limits on Other Awards and Plans.  The Company retains the discretion of establishing other incentive compensation or paying other cash bonuses to employees who are also participating in the Senior Management Bonus Plan.

Awards Under the Plan.  No awards were made under the Senior Management Bonus Plan in 2006 or 2007, and none are anticipated in 2008. Since awards under the Plan are made at the discretion of the Executive Compensation Committee, the amount of awards to be made under the Plan is not determinable.

Required Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereat is required for the approval of the Senior Management Bonus Plan.

The Board recommends that the Company’s shareholders vote “FOR” the approval of the Senior Management Bonus Plan.

PROPOSAL NO. 4

RATIFICATION OF SELECTION
OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the Company’s independent accountants for fiscal year ending December 31, 2008. We are submitting the selection of independent accountants for shareholder ratification at the Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent accountants. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. The Audit Committee, or a designated member thereof, pre-approved each audit and non-audit service rendered by PricewaterhouseCoopers LLP to the Company.

The Board recommends that the Company’s shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2008.

Principal Accounting Firm Fees

The following table shows information about fees billed to the Company by PricewaterhouseCoopers LLP:

		Percentage of		Percentage of
		2007 Services		2006 Services
		Approved		Approved
		by Audit		by Audit
Fees Billed to or Paid by the Company:	2007	Committee	2006	Committee

Audit fees(a)	$811,184	100%	$719,690	100%
Audit-related fees(b)	$388,566	100%	$156,582	100%
Tax fees(c)	$75,504	100%	$19,370	100%
All other fees(d)	$1,620	100%	$1,620	100%

(a)	The Audit fees are part of an integrated Audit including cost related to Sarbanes Oxley Section 404 compliance. The amount of fees related to Sarbanes Oxley Section 404 compliance was $313,000 for 2007 and $339,349 for 2006.

(b)	Audit-related fees are fees for assurance and related services that traditionally are performed by the independent accountant and generally are overseen by a licensed accountant. These services include SEC filings and accounting consultations concerning financial accounting and reporting standards.

(c)	Tax fees are fees in respect of consultation on tax matters, tax advice relating to transactions and other tax planning and advice.

(d)	All other fees are fees for accounting and auditing research software.

Audit Committee Pre-Approval Policy

In accordance with the Company’s Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services performed for the Company by the Company’s independent accountants were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Pre-Approval Policy provides for categorical pre-approval of specified audit and permissible non-audit services and requires the specific pre-approval by the Audit Committee, prior to engagement, of such services that are individually estimated to result in an amount of fees that exceed $50,000. In addition, services to be provided by the independent accountants that are not within the category of pre-approved services must be approved by the Audit Committee prior to engagement, regardless of the service being requested or the dollar amount involved.

Requests or applications for services that require specific separate approval by the Audit Committee are required to be submitted to the Audit Committee by both the independent accountants and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent accountants to management.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of reports filed by directors, executive officers and 10% shareholders of the Company on Forms 3, 4 and 5 pursuant to Section 16(a) of the Exchange Act, the Company believes that all such reports were filed on a timely basis during fiscal year 2007, or were previously reported, with the exception of MatlinPatterson which did not timely file a transaction on Form 3 in 2007 with respect to its initial statement of beneficial ownership, but subsequently reported such on a Form 3 within one day thereafter. Additionally, in 2008 each of Messrs. Patterson, Pechock and Plimpton and MatlinPatterson did not timely file a transaction on Form 4 with respect to one transaction in 2008, but each subsequently reported such transaction on a Form 4 within seven days thereafter.

STOCK OWNERSHIP OF PRINCIPAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of common stock of the Company as of March 31, 2008, by (i) each person whom we know beneficially owns more than five percent of the common stock, (ii) each of our directors and nominees for the board of directors, (iii) each of our named executive officers, and (iv) all of our directors and current executive officers as a group.

			Deferred Stock
	Shares Beneficially Owned(1)		Units(4)
Name	Number	Percent	Number

Mast Credit Opportunities I Master Fund Limited(8)	7,058,824	10.15%	0
MatlinPatterson FA Acquisition LLC(6,7)	43,093,261	61.94%	0
Lee Fensterstock	294,118	*	1,125,000
Mark R. Patterson(6,7)	43,093,261	61.94%	0
Christopher R. Pechock	0	*	0
Frank Plimpton	0	*	0
Robert S. Yingling	15,924	*	0
Wade D. Nesmith	15,924	*	0
Dale Kutnick(2)	59,488	*	0
Peter J. McNierney(2)	447,302	*	600,000
George C. McNamee(2,3,5)	1,683,028	2.42%	18,935
Brian Coad(2)	75,641	*	180,000
Patricia A. Arciero-Craig(2)	33,075	*	200,647
Robert I. Turner	0	*	450,000
All directors and current executive officers as a group (11 persons)(2)	45,642,120	65.46%	2,605,220

*	References ownership of less than 1.0%.

(1)	Except as noted in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2)	Includes shares of Common Stock that may be acquired within 60 days of March 31, 2008 through the exercise of stock options as follows: Mr. Coad: 10,000; Mr. McNamee: 73,874; Mr. McNierney: 52,500; Ms. Arciero-Craig: 15,505; Mr. Dale Kutnick: 6,000; and all directors and current executive officers as a group: 157,879.

(3)	Includes 34,617 shares owned by Mr. McNamee’s spouse and through her retained annuity trust. Also includes 39,330 shares owned by Mr. McNamee as custodian for his minor children.

(4)	The amounts shown represent restricted stock units held under the Company’s 2007 Plan that may possibly be exchanged for shares of Common Stock within 60 days of March 31, 2008 by reason of any potential termination, death or disability of the listed directors or officers as follows: Mr. Fensterstock: 100,000 upon termination or 1,125,000 upon death or disability; Mr. McNierney: 60,000 upon termination or

600,000 upon death or disability; Mr. Coad: 180,000 upon death or disability; Ms. Arciero-Craig: 20,000 upon termination or 200,000 upon death or disability; Mr. Turner: 450,000 upon death or disability; and, all directors and current executive officers as a group: 180,000 upon termination or 2,375,000 upon death or disability. The amounts also include the number of phantom stock units held under the Company’s nonqualified deferred compensation plans that may possibly be exchanged for shares of Common Stock within 60 days of March 31, 2008 by reason of any potential termination of the listed directors or officers as follows: Mr. McNamee: 18,935; Ms. Arciero-Craig: 647; and all directors and current executive officers as a group: 19,582. These amounts do not take into consideration the potential application of Section 409A of the Internal Revenue Code, which in some cases could result in a delay of the distribution beyond 60 days.

(5)	Includes 1,146,195 shares pledged by Mr. McNamee in connection with a loan from KeyBank. No other current director, nominee director or executive officer has pledged any of the shares of common stock disclosed in the table above.

(6)	The indicated interest was reported on a Schedule 13D/A filed on March 6, 2008, with the SEC by MatlinPatterson FA Acquisition LLC on behalf of itself, MatlinPatterson LLC, MatlinPatterson Asset Management LLC, MatlinPatterson Global Advisers LLC, MatlinPatterson Global Partners II LLC, MatlinPatterson Global Opportunities Partners II, L.P., MatlinPatterson Global Opportunities Partners (Cayman) L.P., David J. Matlin, and Mark R. Patterson. Beneficial ownership of the shares held by MatlinPatterson FA Acquisition LLC — 43,093,261 (shared voting and shared dispositive power) was also reported for: MatlinPatterson Global Opportunities Partners II L.P. — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Global Opportunities Partners (Cayman) II L.P. — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Global Partners II LLC — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Global Advisers LLC — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson Asset Management LLC — 43,093,261 (shared voting and shared dispositive power), MatlinPatterson LLC — 43,093,261 (shared voting and shared dispositive power), David J. Matlin — 43,093,261 (shared voting and shared dispositive power), and Mark R. Patterson — 43,093,261 (shared voting and shared dispositive power). The address of MatlinPatterson FA Acquisition LLC is c/o MatlinPatterson Global Advisers LLC, 520 Madison Avenue, New York, NY 10022.

(7)	For a description of the transaction which resulted in MatlinPatterson FA Acquisition LLC acquiring control of the Company, see “Certain Relationships and Related Transactions.”

(8)	The indicated interest was reported on a Schedule 13G filed on March 10, 2008, with the SEC by Mast Credit Opportunities I Master Fund Limited on behalf of itself, Mast Capital Management LLC, Christopher B. Madison, and Daniel J. Steinberg. Beneficial ownership of the shares held by Mast Credit Opportunities I Master Fund Limited — 7,058,824 (sole voting and sole dispositive power) was also reported for: Mast Capital Management LLC — 7,058,824 (sole voting and sole dispositive power), Christopher B. Madison — 7,058,824 (shared voting and shared dispositive power), and Daniel J. Steinberg — 7,058,824 (shared voting and shared dispositive power). The address of Mast Credit Opportunities I Master Fund Limited is c/o Goldman Sachs (Cayman) Trust, Limited, P.O. Box 896 GT, Harbour Centre, 2nd Floor, North Church Street, George Town, Cayman Islands.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2007

The following table sets forth certain information regarding the compensation of the Company’s directors for the fiscal year ended December 31, 2007 other than Messrs. Fensterstock, McNierney, and McNamee whose compensation is discussed below under “Compensation of Executive Officers.”

Change in
Pension
Value and
	Fees Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)(2)	($)	($)	($)	Earnings(1)	($)	($)

Mark R. Patterson	—	—	—	—	—	—	—
Christopher R. Pechock	—	—	—	—	—	—	—
Frank Plimpton	—	—	—	—	—	—	—
Robert S. Yingling	—	—	—	—	—	—	—
Wade D. Nesmith	—	—	—	—	—	—	—
Dale Kutnick	74,000	—	—	—	—	—	74,000
Carl P. Carlucci*	106,000	—	—	—	—	—	106,000
Nicholas A. Gravante, Jr.**	79,000	—	—	—	—	—	79,000
Shannon P. O’Brien***	77,500	—	—	—	—	—	77,500
Alan P. Goldberg***	—	—	—	—	—	—	—

*	Resigned effective December 4, 2007.

**	Resigned effective September 27, 2007.

***	Resigned effective September 21, 2007.

(1)	During fiscal year 2007, the change in value to the account of Mr. Goldberg under the Company’s nonqualified deferred compensation plans was a loss of $13,283 credited to his account .

(2)	As described more fully in the text that follows this section, beginning in 2008, each Non-Employee Director will receive a retainer of $25,000 and an award of $25,000 in restricted stock as compensation for their service as directors of the Company for the period of September 2007 through September 2008.

During 2007, the Company paid directors who are not current or former officers of the Company (the “Non-Employee Directors”) an annual retainer of $30,000. In addition, prior to September 21, 2007, the Company paid Non-Employee Directors $1,000 per Board or committee meeting attended in person or $500 for attendance by conference call (the “Per Meeting Fee”), plus reimbursement of reasonable expenses in connection with such attendance. The chair of the Audit Committee was paid an additional annual retainer of $30,000 and the Non-Employee Directors who were members of such committee were paid additional annual retainers of $10,000. The chairs of other Board committees were paid additional annual retainers of $10,000 and Non-Employee Directors who were members of such other committees were paid additional annual retainers of $5,000. Effective as of September 21, 2007, the Company revised its Non-Employee Director compensation so that the Per Meeting Fee was eliminated and, beginning in 2008, each Non-Employee Director shall receive an annual retainer of (1) $25,000 and (2) an award of $25,000 in restricted stock. In addition, an annual retainer shall be paid to the Chair of the Audit Committee of $25,000. Employee directors do not receive any compensation for their service as members of the Board.

Under the 2003 Non-Employee Directors Stock Plan, the number of options or restricted shares awarded are generally within the discretion of the Board, except that no Non-Employee Director may receive an option covering shares or restricted shares in any year, in each case, worth more than $50,000. All options that may be granted under the 2003 Non-Employee Directors Stock Plan will have an exercise price equal to the fair market value of the common stock on the date of grant, become exercisable in three equal installments beginning on the first anniversary of the date of grant, and have a ten-year term. Shares of restricted stock will be subject to vesting conditions as set forth in the award agreement. If a person ceases to be a director for any reason (other than death or total disability), any unvested restricted shares or unexercisable stock options will be forfeited. In the case of death or total disability of a director, he or she (or the estate or other legal representatives) shall become 100% vested in any restricted shares as of the date of termination of service on the Board. Such Non-Employee Director’s right to exercise any then-exercisable stock option will terminate 90 days after the date of such termination (but not beyond the stated term of such stock option). If a Non-Employee Director dies or becomes totally disabled, such director (or the estate or other legal representative of the Non-Employee Director), to the extent the stock options are exercisable immediately prior to the date of death or total disability, will be entitled to exercise any stock options at any time within the one-year period following such death or disability, but not beyond the stated term of such stock option. If a Change of Control occurs (i) all stock options then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control.

In addition to any annual grant of options or restricted shares, under the 2003 Non-Employee Directors Stock Plan, the Board may from time to time make additional discretionary grants (subject to the limits noted above) and may permit a Non-Employee Director to elect to receive all or a portion of his/her annual cash retainer in restricted shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 26, 2007, the Board of Directors adopted a new Related Party Transactions Policy (the “Policy”). Under the Policy only those related party transactions that have terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and that are approved or ratified by the Audit Committee, the disinterested members of the Board of Directors, and, if and to the extent involving compensation, the Executive Compensation Committee, may be consummated or permitted to continue. “Related Parties” include any senior officer (including all executive officers of the Company and its subsidiaries) or director of the Company, any shareholder owning more than 5% of the Company (or its controlled affiliates), any person who is an immediate family member of a senior officer or director, and any entity owned or controlled by such persons or in which such persons have a substantial ownership interest. “Related Party Transactions” include any transaction between the Company and any Related Party (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act) except transactions available to all employees generally or those involving less than $5,000 when aggregated with all similar transactions. Pursuant to the Policy, any proposed Related Party Transactions may be submitted for consideration at the Audit Committee’s regular quarterly meetings. Following the Audit Committee’s review, the Committee will either approve or disapprove such transactions. In the event that management recommends any transactions in between regularly scheduled meetings, management will confer with the Chair of the Audit Committee as to whether the Company may preliminarily enter into such arrangement subject to ratification by the full Audit Committee at the next regularly scheduled meeting. Each of the referenced transactions below that require approval or ratification by the Audit Committee pursuant to the Policy have been so approved or ratified.

First Clearing — Margin Loans

In the ordinary course of its business, First Clearing, LLC, a clearing firm with which Broadpoint Capital has contracted for broker dealer trading activities, extends credit to employees, including directors and executive officers, under Regulation T, which regulates credit in cash and margin accounts. However, should the account holder fail to meet a margin call and the securities in the account holder’s account prove insufficient to satisfy the margin call, the Company may be obligated to satisfy the call on behalf of the account holder. Such extensions of credit are performing and are made on the same terms as for customers.

FA Technology Ventures, L.P.

As of December 31, 2007, the Company had a commitment to invest as a limited partner up to $1.3 million ($3.8 million as of December 31, 2006) in FA Technology Ventures, L.P. (the “Fund”), a

technology fund with total equity commitments of approximately $100 million. The Company also had a commitment as of that date to invest up to an additional $0.2 million ($0.3 million as of December 31, 2006) in parallel with the Fund; this parallel commitment may be satisfied by investments from the Company’s employee funded investment vehicles established by the Company to allow select employees to invest along with the Fund. These commitments extended initially to the end of the Fund’s commitment period, which expired in July 2006; however, the general partner may continue to make capital calls up through July 2011 for additional investments in portfolio companies and the payment of management fees. The Fund is managed by FA Technology Ventures Corporation, a wholly-owned subsidiary of the Company, which receives management fees for its services. George C. McNamee is an employee of this subsidiary and received compensation from it, which is reflected in the summary compensation table below. In addition, Mr. McNamee is a member of FATV GP LLC, the general partner of the Fund, with a current 16.50% membership interest. As a result of this interest in the general partner, he would be entitled to receive 17.02% of the 20% carried interest that may become payable by the Fund to its general partner if the Fund’s investments are successful. Mr. McNamee is required under the partnership agreement for the Fund to devote a majority of his business time to the conduct of the Fund and any parallel funds.

Johnson Consulting Agreement

As of February 1, 2005, the Company entered into a Consulting Agreement with Hugh A. Johnson, Jr., a former director of the Company and Chairman of Johnson Illington (“JIA”) (the “Consulting Agreement”). JIA purchased the Albany, New York operations of FA Asset Management Inc. in February 2005. As part of the consideration for the purchase, JIA is obligated to pay the Company a percentage of its revenues earned through 2009. No such payments were made in 2006 or 2007. In addition, the Company made payments of $36,706 in 2006 to JIA for certain management fees for investments. No such payments were made in 2007. Under the terms of the Consulting Agreement, Mr. Johnson ended his employment with the Company and began serving as a consultant to the Company for a three-year period beginning February 2005. The Consulting Agreement further provided that Mr. Johnson received an annual consulting fee of $250,000 and provided Mr. Johnson with an office, and reimbursement for reasonable travel expenses in connection with the consulting services.

Murphy Settlement Agreement

In connection with the termination of Arthur Murphy’s employment by Broadpoint Capital as Executive Managing Director, Mr. Murphy, also a former member of the Board of Directors of the Company, filed an arbitration claim against Broadpoint Capital, Alan Goldberg, former President and Chief Executive Officer, and George McNamee, former Chairman of the Company with the National Association of Securities Dealers on June 24, 2005. The claim alleged damages in the amount of $8 million based on his assertions that he was fraudulently induced to remain in the employ of Broadpoint Capital. Without admitting or denying any wrongdoing or liability, on December 28, 2006, Broadpoint Capital, entered into a settlement agreement with Arthur Murphy in connection with such arbitration claim.

MatlinPatterson Private Placement

On September 21, 2007 the Company issued and sold 38,354,293 newly-issued unregistered shares of common stock of the Company for an aggregate cash purchase price of $50 million (the “Private Placement”) to MatlinPatterson FA Acquisition LLC, a Delaware limited liability company (“MatlinPatterson”) and certain co-investors pursuant to the Investment Agreement, dated as of May 14, 2007 (the “Investment Agreement”), between the Company and MatlinPatterson.

Pursuant to the Investment Agreement, MatlinPatterson had the right to designate one or more co-investors to purchase a portion of the shares of common stock to be purchased by MatlinPatterson in place of MatlinPatterson. On September 21, 2007, MatlinPatterson entered into a Co-Investment Agreement with Robert M. Tirschwell pursuant to which MatlinPatterson and Mr. Tirschwell agreed that Mr. Tirschwell would purchase the number of shares corresponding to an aggregate purchase price of $450,000. On September 21, 2007, MatlinPatterson also entered into a Co-Investment Agreement with Robert M. Fine pursuant to which

MatlinPatterson and Mr. Fine agreed that Mr. Fine would purchase the number of shares corresponding to an aggregate purchase price of $130,000. Pursuant to the Investment Agreement and in connection with MatlinPatterson’s co-investor designations, the Company, MatlinPatterson and each of Mr. Tirschwell and Mr. Fine entered into co-investor joinder agreements, which provide as follows:

Robert M. Tirschwell.  On September 21, 2007, pursuant to the Investment Agreement, the Company entered into a Co-Investor Joinder Agreement (the “Tirschwell Joinder Agreement”) with Mr. Tirschwell and MatlinPatterson wherein the Company agreed to issue and sell to Mr. Tirschwell the number of shares of common stock, to be purchased by MatlinPatterson, corresponding to an aggregate purchase price of $450,000, on the terms set forth in the Investment Agreement. Pursuant to the Tirschwell Joinder Agreement, Mr. Tirschwell agreed to become a party to the Investment Agreement as a “Purchaser” thereunder, and agreed to perform, and be bound by, all the obligations of a Purchaser under the Investment Agreement. Mr. Tirschwell is the Head of Trading of Broadpoint DESCAP, a division of Broadpoint Securities, Inc., the Company’s specialized broker-dealer and boutique investment banking firm specializing in the primary issuance and secondary trading of fixed income securities.

Robert M. Fine.  On September 21, 2007, pursuant to the Investment Agreement, the Company entered into a Co-Investor Joinder Agreement (the “Fine Joinder Agreement”) with Mr. Fine and MatlinPatterson wherein the Company agreed to issue and sell to Mr. Fine the number of shares of common stock, to be purchased by MatlinPatterson, corresponding to an aggregate purchase price of $130,000, on the terms set forth in the Investment Agreement. Pursuant to the Fine Joinder Agreement, Mr. Fine agreed to become a party to the Investment Agreement as a “Purchaser” thereunder, and agreed to perform, and be bound by, all the obligations of a Purchaser under the Investment Agreement. Mr. Fine is the President of Broadpoint DESCAP.

As a result of these arrangements, on September 21, 2007 MatlinPatterson contributed from its working capital $49,420,000 of the $50 million cash purchase price and received 37,909,383 newly-issued shares of the Company’s common stock. Mr. Fine contributed from his personal funds $130,000 of the $50 million cash purchase price and received 99,721 newly-issued shares of the Company’s common stock. Mr. Tirschwell contributed from his personal funds $450,000 of the $50,000,000 cash purchase price and received 345,189 newly-issued shares of the Company’s common stock.

The number of shares issued to MatlinPatterson, Mr. Tirschwell and Mr. Fine was subject to upward adjustment within 60 days of the closing of the Investment Agreement in the event that the final net tangible book value per share of the Company as of September 21, 2007 was less than $1.60. On February 21, 2008, the Company entered into an agreement with MatlinPatterson, Mr. Tirschwell and Mr. Fine agreeing that the final net tangible book value per share of the Company as of September 21, 2007 was $1.25. Pursuant to the terms of such agreement, the Company agreed to issue 3,632,009 additional shares of common stock of the Company to MatlinPatterson, Mr. Tirschwell and Mr. Fine in satisfaction of this requirement. MatlinPatterson currently holds approximately 62% of the Company’s outstanding common stock.

Upon the closing of the Private Placement, the Company entered into a Registration Rights Agreement, dated as of September 21, 2007 (the “Registration Rights Agreement”), with MatlinPatterson, Mr. Tirschwell and Mr. Fine, which was amended by Amendment No. 1 to the Registration Rights Agreement, dated as of March 4, 2008. The Registration Rights Agreement contains other customary terms found in such agreements, including provisions concerning registration rights, registration procedures and piggyback registration rights as well as customary indemnification rights for MatlinPatterson, Mr. Tirschwell and Mr. Fine. Pursuant to the Registration Rights Agreement, the Company would bear all of the costs of any registration other than underwriting discounts and commissions and certain other expenses.

Pursuant to the Investment Agreement, MatlinPatterson has the right to designate directors to be appointed to the Company’s Board of Directors. Each of Messrs. Patterson, Fensterstock, Pechock and Plimpton have been designated to the Board pursuant to such right of MatlinPatterson.

Voting Agreement with MatlinPatterson

On February 29, 2008, the Company and MatlinPatterson entered into a Voting Agreement (the “Voting Agreement”) whereby MatlinPatterson agreed to vote its shares in the Company in favor of an increase in the number of authorized shares under the 2007 Plan to be submitted to shareholders at the Annual Meeting. Such increase in the number of authorized shares is the subject of Proposal No. 2.

Brokerage and Investment Banking Services for MatlinPatterson

From time to time, Broadpoint Capital provides brokerage services to MatlinPatterson or its affiliated entities, which services are provided by Broadpoint Capital in the ordinary course of its business. No such services were provided in 2007. In 2008, MatlinPatterson paid $200,285 to Broadpoint Capital for such services.

From time to time Broadpoint Capital also provides investment banking services to MatlinPatterson or its affiliated entities, which services are provided by Broadpoint Capital in the ordinary course of its business. No such services were provided in 2007. In 2008, Broadpoint Capital has earned $750,000 from MatlinPatterson Global Advisers LLC for such services.

Fensterstock Consulting Arrangement

From July 2007 through September 21, 2007, Mr. Fensterstock served as a consultant to the Company prior to becoming its Chief Executive Officer. The Company paid $83,000 to Mr. Fensterstock pursuant to such arrangement.

Mast Private Placement

On March 4, 2008, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with MatlinPatterson, Mast Credit Opportunities I Master Fund Limited, a Cayman Islands corporation (“Mast”) and certain Individual Investors listed on the signature pages to the Stock Purchase Agreement (the “Individual Investors”, and together with the MatlinPatterson and Mast, the “Investors”). Pursuant to the terms of the Stock Purchase Agreement, the Company issued and sold 11,579,592 shares of common stock to the Investors, with 7,058,824 shares being issued to Mast, 1,594,000 shares being issued to the MatlinPatterson and 2,926,768 shares issued to the Individual Investors. The shares were sold for an aggregate purchase price of approximately $19.7 million, with the proceeds from the sale to be used for working capital. In addition, all of the Individual Investors are employees of the Company and/or its wholly-owned subsidiaries Broadpoint Securities, Inc. and Broadpoint Capital, Inc. (collectively, the “Subsidiaries”), including Lee Fensterstock, a director nominee and the current Chairman and Chief Executive Officer of the Company, and other senior officers of the Subsidiaries.

Concurrently with the execution of the Stock Purchase Agreement, the Company entered into a Registration Rights Agreement, dated as of March 4, 2008 (the “Mast Registration Rights Agreement”), with Mast with respect to the shares that Mast purchased pursuant to the Stock Purchase Agreement (the “Mast Shares”). Pursuant to the Mast Registration Rights Agreement, the Company was required to file within 30 days following March 4, 2008, and did file on April 1, 2008, a registration statement with the SEC for the resale of the Mast Shares in an offering on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (the “Mast Shelf Registration”). The Company is required to have the registration statement declared effective as promptly as possible but in any event within 120 days after the filing thereof. The Company will bear all of the costs of the Mast Shelf Registration other than underwriting discounts and commissions and certain other expenses, and grants customary indemnification rights thereunder to Mast.

On March 6, 2008, the Company reported in a current report on Form 8-K that, on March 3, 2008, the Board approved a one-time limited waiver under the Company’s insider trading policy (the “Trading Policy”) that is incorporated into the Company’s Code of Business Conduct and Ethics to Messrs. Fensterstock, Fine and Tirschwell, as well as certain other employees covered by the Trading Policy to acquire shares of the Company’s common stock in connection with the Mast Private Placement. The waiver related to certain provisions of the Trading Policy which provide that certain designated employees may not engage in transactions involving the Company’s securities during certain specified blackout periods. After due consideration and a review of the facts and circumstances, including a determination that the transaction in question did not present the opportunity for insider trading that the Trading Policy was intended to prevent, the Board believed that the waiver was appropriate in this limited case.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion & Analysis

This Compensation Discussion and Analysis describes and analyzes the objectives, practices, policies and decisions relating to compensation awards to the Company’s executive officers who are named in the tables below and who are referred to as our “named executive officers” or “NEOs”. The Executive Compensation Committee is responsible for approving all compensation awarded to our NEOs.

Compensation Philosophy.  As discussed below, 2007 was a year of transition for the Company. While the Company’s overall compensation philosophy of pay for performance has not changed, the Company’s compensation practice continues to evolve. In general, the Company’s executive compensation program is designed to balance the following key objectives:

•	paying for Company and individual performance;

•	providing for long-term incentives and retention;

•	aligning executive interests with shareholders’ interests; and

•	competing effectively for key talent.

The compensation program for the NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company’s long-term success and thereby build value for its shareholders. The program is intended to provide competitive base salaries as well as short- and long-term incentives which align management and shareholder objectives and provide the opportunity for NEOs to participate in the success of the Company.

In 2007, the Company attempted to meet these objectives during a period of tremendous transformation for the Company. In 2007, the Company sold its municipal capital markets division, announced and consummated the recapitalization transaction discussed below, appointed a new Chief Executive Officer and focused much of its efforts on retaining those key employees necessary for the continued viability of the Company. The Company also changed its name to Broadpoint Securities Group, Inc. and began the process of rebuilding the Company’s franchise.

Background to 2007 Compensation — The Recapitalization.  On May 14, 2007, the Company announced that the Board had unanimously approved an agreement to recapitalize and receive an equity investment from MatlinPatterson. This transaction (the “Recapitalization”) closed on September 21, 2007 and pursuant to this transaction, MatlinPatterson acquired approximately 61% of the Company’s common stock outstanding at the time of the closing of the transaction (approximately 62% of the Company’s common stock as of the Record Date). In connection with the Recapitalization, the Company’s Board of Directors was substantially reconstituted and the Company appointed Lee Fensterstock as our Chairman of the Board and Chief Executive Officer and named Peter McNierney our President and Chief Operating Officer. The Company entered into employment agreements, which are discussed below, with each of Messrs. Fensterstock and McNierney in connection with their appointments. The Company also adopted, and our shareholders approved, a new equity compensation plan — the 2007 Incentive Compensation Plan (the “2007 Plan”). The adoption of the 2007 Plan was meant to advance the interests of the Company by providing a means through which incentive awards could be granted to officers and employees enabling the Company to attract, retain and reward qualified persons in the highly competitive financial services industry. Upon consummation of the Recapitalization, the Company granted 5,025,000 restricted stock units to employees who entered into non-compete agreements with the Company (including 1,875,000 to our NEOs). See “Long-Term Equity Incentives” below. The Board of Directors has also made a number of other grants under the 2007 Plan since its adoption which are discussed below.

Compensation Components.  In the financial services industry, base salaries tend to be a relatively modest portion of the total compensation of the Company’s employees, including its executive officers, as compared to annual cash bonuses and equity-related grants. Base salaries at the Company are typically set at levels that the Executive Compensation Committee believes are generally competitive with those of executives in similar positions at comparable financial services companies. A significant portion of the total compensation has been historically paid in the form of annual cash bonuses. This practice is intended to maximize the portion of an individual’s compensation that is subject to fluctuation each year based upon corporate and individual performance. Equity-related grants make up the other important component of total compensation and focus on longer-term company objectives. As a result, the predominant portion of our executive officers’ compensation is directly related to short- and long-term corporate performance.

We continue to believe that the compensation of our executive officers should be structured to link the executives’ financial reward directly to the performance of the business unit they lead or, as the case may be, to the performance of the Company as a whole as well as to their individual performance.

In September 2007, the Company entered into employment agreements with Mr. Fensterstock and Mr. McNierney. The employment agreements were structured both to retain and energize the new management team of Messrs. Fensterstock and McNierney, and to ensure a smooth transition from Mr. McNierney to Mr. Fensterstock as Chief Executive Officer. Mr. McNierney’s 2007 employment agreement replaced one which the Company entered into with him in June 2006. C. Brian Coad, who served as our Chief Financial Officer in 2007 served pursuant to an employment agreement he entered into with the Company in June 2006, as well, and which was amended in May 2007 in connection with the Recapitalization to ensure a smooth transition through the Recapitalization. Mr. McNamee, our Executive Chairman until the consummation of Recapitalization, and Ms. Arciero-Craig, our General Counsel, do not have employment agreements with us.

Base Salary.  Base salaries are typically set by reference to job positions within the Company with increases as a reward for superior performance or as a means to attract or retain necessary executive talent. The Executive Compensation Committee considers the Chief Executive Officer’s recommendations in determining the salary of each of the other executive officers. The base salaries of Messrs. Fensterstock, McNierney and Coad for 2007 were agreed upon in their employment agreements. Mr. McNierney’s salary increased from $200,000 to $300,000 when he entered into his new employment agreement in September 2007. Ms. Arciero-Craig’s salary remained constant throughout the year. The salary of Mr. McNamee, who served as the Executive Managing Director during 2007, also remained constant during the term that he served as executive officer during the year.

Annual Cash Bonus.  In 2007, the Executive Compensation Committee determined that in light of the transition that the Company was undergoing and the Company’s disappointing performance in 2007, the senior officers of the Company, with the exception of Mr. Fensterstock and Ms. Arciero-Craig discussed below, would not receive cash bonuses for 2007. In place of cash bonuses for 2007, in order to accentuate the Company’s long-term performance goals and to better align the interests of the employees (including the NEOs) with shareholders, the Committee determined to make a special grant of restricted stock units at the time of the Recapitalization to the Company’s employees who agreed to non-compete agreements. See “Long-Term Equity Incentives” below.

With respect to Mr. Fensterstock, who became Chief Executive Officer in September 2007 upon consummation of the Recapitalization, the Committee granted him a cash bonus of $200,000 in March 2008 in recognition of his successful efforts on behalf of the Company since becoming Chief Executive Officer, including the successful negotiation of the hiring of 47 employees of the New Jersey-based Fixed Income division of BNY Capital Markets, Inc. and the acquisition of certain related assets and the successful private placement transaction that closed in March 2008, in which the Company raised approximately $19.7 million. With respect to Ms. Arciero-Craig, who became our General Counsel in May 2007, the Committee granted her a cash bonus of $100,000 in March 2008 in recognition of her efforts on behalf of the Company in preparing for the Recapitalization and on the rebuilding process thereafter. Mr. Fensterstock and Ms. Arciero-Craig each also received a grant of restricted stock units in March 2008 in recognition of their efforts. See “Long-Term Equity Incentives” below.

Although the Company has not paid bonuses under the Senior Management Bonus Plan for several years, it had been the Company’s practice to utilize this Plan during better times. The specific bonus an executive received was determined by the Executive Compensation Committee with reference to his level of responsibility, individual performance and the performance of his or her business unit and/or the Company. The Executive Compensation Committee evaluated levels of responsibility annually. The Executive Compensation Committee also made assessments of individual performance annually after receiving the recommendations of the Chief Executive Officer. The approved recommendations were based on a number of factors, including the achievement of pre-established individual and corporate performance targets, but also initiative, business judgment, management skills and potential contribution to the firm. For 2006 and 2007, given the period of transition the Company was undergoing, the Executive Compensation Committee did not utilize the Senior Management Bonus Plan to award cash bonuses. The Executive Compensation Committee intends to reestablish this bonus practice and the Board has recommended that the Plan be re-approved by shareholders. See “Proposal No. 3 — Approval of Senior Management Bonus Plan.”

Long-Term Equity Incentives.

Recapitalization Grant.  In connection with the Recapitalization, the Company adopted the 2007 Plan and granted 5,025,000 restricted stock units in September 2007 to key employees who entered into non-competition agreements with the Company. 1,875,000 of these restricted stock units were awarded to our named executive officers (1,000,000 to Mr. Fensterstock, 600,000 to Mr. McNierney, 200,000 to Mr. Coad and 75,000 to Ms. Arciero-Craig). These grants were intended to incentivize the employees to remain with the Company through the Recapitalization and the subsequent restructuring and rebuilding of the Company.

Annual Grants.  The Company had historically relied upon annual grants of stock options and, then in the last three years, restricted stock and restricted stock units to retain its executive officers and to focus them on increasing shareholder value over the long term. Historically, these grants were made in mid-February in conjunction with the payment of annual cash bonuses for the prior fiscal year and were based upon job level, Company and individual performance during the prior fiscal year.

For 2007, in light of the Company’s disappointing performance, the Company generally did not grant a bonus in the form of equity incentives to its senior officers, with the exception of Mr. Fensterstock and Ms. Arciero-Craig. In March 2008, the Company made grants of restricted stock units to Mr. Fensterstock and Ms. Arciero-Craig. On March 4, 2008, the Company awarded a bonus to Mr. Fensterstock of 125,000 restricted stock units in recognition of his successful efforts on behalf of the Company since becoming Chief Executive Officer, including the successful negotiation of the hiring of 47 employees of the New Jersey-based Fixed Income division of BNY Capital Markets, Inc. and the acquisition of certain related assets, as well as the successful private placement transaction that closed in March 2008, in which the Company raised approximately $19.7 million. In addition, on March 14, 2008, the Company awarded Ms. Arciero-Craig 125,000 restricted stock units in recognition of her efforts on behalf of the Company in connection with the Recapitalization and on the Company’s rebuilding process thereafter.

Termination of Tender Offer for SARs.  As previously discussed in our amended Annual Report on Form 10-K/A for the year ended December 31, 2006, which was filed with the SEC on April 30, 2007, the Company had, on March 27, 2007, launched a tender offer to exchange each outstanding share of restricted stock for three cash-settled and/or stock-settled stock appreciation rights with an exercise price of fair market value on the date of grant. In addition, the Company had also planned to offer employees the opportunity to exchange outstanding underwater options for new options at an exercise price of fair market value on the date of grant. Both offers were to be subject to shareholder approval, which the Company had planned to seek at the next annual meeting of shareholders. The Company had also contemplated implementing new performance-based equity incentive programs under a new equity plan for which shareholder approval would also have been required. However, the Company terminated these plans in connection with the Recapitalization.

Deferred Compensation Plans.  Historically, the Company offered its employees, including its executive officers, tax planning opportunities through nonqualified deferred compensation plans. It first adopted the Deferred Compensation Plan for Key Employees and the Deferred Compensation Plans for Professional and Other Highly Compensated Employees (the “Predecessor Plans”). It then froze these plans in 2005 and adopted new plans (the 2005 Deferred Compensation Plan for Key Employees (“Key Plan”) and the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees (“Professional Plan”) (collectively, the “2005 Plans”)) as a result of changes in the tax laws. However, the Company has decided to freeze the 2005 Plans as well. As a result of declining participation, the costs of administrating the 2005 Plans were determined to outweigh the benefits of maintaining them.

Equity-Based Awards Policy.  The Executive Compensation Committee makes specific stock option, restricted stock and other equity-based awards (the “Equity-Based Awards”) to employees of the Company. The Board of Directors also approves all Equity-Based Awards made to executive officers. Management of the Company provides recommendations to the Executive Compensation Committee with respect to the Equity-Based Awards and the Executive Compensation Committee meets as necessary to consider such awards on a timely basis. Equity-Based Awards approved by the Executive Compensation Committee were generally granted as of the date of approval, and the exercise price of any Equity-Based Awards (as applicable) awarded was fixed as of the closing price on the date of grant. In 2007, the Company did not grant any stock options, with the exception of one award of 100,000 options in connection with the hiring of an employee of Broadpoint Capital. The only Equity-Based Awards granted in 2007 are those described above under “Long-Term Equity Incentives” and certain grants of restricted stock units made to new hires after the Recapitalization.

Termination of Employment; Change in Control.  The Company does not have a severance plan or change in control plan in place for its employees or its executive officers generally. Under their employment agreements, Messrs. McNierney and Coad would receive severance payments upon their termination of employment by the Company without cause or for good reason. Mr. Coad’s employment agreement, as amended in May 2007, provided that he would be entitled to a lump-sum severance payment equal to $525,000 less the market value, as of the date of the termination of his employment, of one share of Company common stock multiplied by the number of vested restricted stock units held by him at the time of termination of employment. Mr. NcNierney’s employment agreement provides that he would be entitled to a lump-sum severance payment equal to $1.8 million less the market value, as of the date of termination of his employment, of one share of Company common stock multiplied by the number vested restricted stock units held by him at the time of termination. The Company believed it necessary to provide this protection to Messrs. McNierney and Coad in return for taking on responsibility for implementing the Company’s strategic plan and to ensure a smooth transition through the Recapitalization. For the same reasons, the Company offered tax gross-ups to Messrs. McNierney and Coad for any excise taxes they might incur.

Mr. Coad resigned as Chief Financial Officer effective March 31, 2008 and left the Company. In connection with his termination of employment, the Company entered into a severance agreement (the “Coad Severance Agreement”) with him which superseded his employment agreement except for certain sections of the employment agreement which remain in effect. In return for his general release of possible claims against the Company, Mr. Coad agreed not to solicit employees of the Company and the Company paid Mr. Coad a lump-sum amount of $494,000 (which approximated the amount owed to Mr. Coad pursuant to his employment agreement). For further information regarding the Coad Severance Agreement see “Termination and Change in Control Payments” below.

Under Mr. Fensterstock’s employment agreement, he is entitled to certain severance payments upon his termination of employment by the Company without cause or for good reason. For terminations by the Company without cause, Mr. Fensterstock’s employment agreement provides that (1) he is entitled to receive (A) his salary for the twelve months following the termination of his employment (the “severance period”), (B) a pro rata bonus for the fiscal year in which the severance period ends and any other bonus earned at the time of termination but not yet paid and (C) welfare and other employee benefits through the severance period and (2) his restricted stock units will continue to vest according to schedule (subject to his execution of a settlement and release agreement). For terminations by him for good reason, Mr. Fensterstock’s employment agreement provides that (1) he is entitled to receive (A) his salary through the date of his termination of his employment and any accrued benefits under the Company’s benefit plans and (B) a pro rata bonus for the fiscal year in which his employment ends and any other bonus earned at the time of termination but not yet paid and (2) his restricted stock units will continue to vest according to schedule (subject to his execution of a settlement and release agreement) unless the termination is after a change-of-control in which case (i) all of his outstanding restricted stock units will vest upon termination of employment and (ii) all restricted stock units to which Mr. Fensterstock is entitled pursuant to the agreement that have not been granted as of the date of termination shall be granted on the date of termination and shall be immediately vested. Mr. Fensterstock is entitled to a tax gross-up payment for any excise tax he might incur as a result of a payment under the agreement. The Company believed it necessary to provide Mr. Fensterstock with these protections in order to secure his employment as Chief Executive Officer and in light of his anticipated contributions to the future success of our Company.

On March 14, 2008, the Board of Directors appointed Robert I. Turner as Chief Financial Officer of the Company, effective March 31, 2008. For further information regarding the employment agreement for Mr. Turner, see “Turner Employment Agreement” below.

On September 21, 2007, the Company and Ms. Arciero-Craig entered into a Non-Compete and Non-Solicit Agreement as well as an Addendum thereto of same date (collectively, the “Non-Compete and Non-Solicit Agreement”). Pursuant to the Non-Compete and Non-Solicit Agreement, Ms. Arciero-Craig’s obligation not to compete with the Company does not apply following termination of her employment by the Company without cause, or termination by Ms. Arciero-Craig for “Good Reason” (in each case as defined in the Non-Compete and Non-Solicit Agreement), which includes, among other things, the occurrence of any of the following without her consent: any reduction in her base salary or failure to pay material amounts due to her; or the assignment to her of any duties inconsistent in any material respect with her position or with her authority, duties or responsibilities as General Counsel, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities. Additionally, upon such termination of employment by Ms. Arciero-Craig, all of her outstanding restricted stock units will not be forfeited and will continue to vest in accordance with their respective schedules (subject to her execution of a settlement and release agreement).

Most of the Company’s equity awards granted prior to the Recapitalization vested immediately upon a change in control. These awards vested upon consummation of the Recapitalization. However, restricted stock awards granted in May 2006 under the retention bonus plan vest ahead of schedule only upon a termination of employment for good reason or without cause in connection with the change in control. None of the current executive officers received a restricted stock award subject to such provisions. The change in the 2006 awards was designed to help retain people in their jobs in the event of a change in control (including with respect to the Recapitalization).

The restricted stock units granted in connection with the Recapitalization and the March 2008 grant to Ms. Arciero-Craig do not vest upon a change in control. The March 2008 award to Mr. Fensterstock provides that they will vest immediately upon MatlinPatterson no longer having the right to elect all the members of the Board of Directors or no longer owning at least 35% of Company’s outstanding common stock.

Tax and Accounting.  Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified “performance-based compensation” generally does not count toward the Section 162(m) $1 million deduction limit. While the Company is mindful of the limitations that Section 162(m) may have on the deductibility of compensation, the Company also determined that other reasons for compensation structure could sometimes take precedence over potential tax deductions. The Senior Management Bonus Plan is designed to assure that all annual bonus compensation paid to our covered employees is considered qualified performance-based compensation within the meaning of Section 162(m). Although based on Company and individual performance, cash bonuses paid to executive officers in 2007 did not technically qualify as performance-based compensation performance objectives. Also, the restricted stock units grants, as they vest based upon service only, also do not technically qualify as performance-based compensation under

Section 162(m). Nonetheless, the only executive officer that received compensation in 2007 for which the Company could not take a deduction by reason of Section 162(m) was Mr. McNierney.

Summary Compensation Table for Fiscal Year 2007

The following table sets forth certain information regarding compensation of (i) each person who served as Chief Executive Officer during fiscal year 2007, (ii) each person who served as Chief Financial Officer during fiscal year 2007, (iii) the Company’s three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers as of December 31, 2007, and (iv) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer of the Company as of December 31, 2007 (collectively referred to as the “Named Executive Officers”).

								Change in
								Pension
								Value and
								Nonqualified
							Non-Equity	Deferred
					Stock	Options	Incentive Plan	Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(1)	($)	($)(2)	($)(3)		($)

Lee Fensterstock	2007	94,231	—	(5)	327,769	—	—	—	83,000	(4)	505,000
Chairman and Chief Executive Officer
Peter J. McNierney	2007	227,308	—		1,199,164	—	—	—	12,400		1,438,872
President and Chief Operating Officer	2006	185,115	1,015,000		830,417	—	—	—	49,880		2,080,412
Brian Coad	2007	200,000	—		205,153	—	—	—	42,647		447,800
Former Chief Financial Officer*	2006	183,676	150,000		75,107	7,870	—	172	28,613		445,438
Robert I. Turner	2007	—	—		—	—	—	—	—		—
Chief Financial Officer**
George C. McNamee	2007	240,000	—		26,343	—	—	—	6,000		272,343
Former Executive Chairman	2006	240,000	210,000		60,017	—	—	—	6,000		516,017
Patricia A. Arciero-Craig	2007	200,000	100,000		68,672	—	—	—	—		368,672
Secretary and General Counsel	2006	175,000	125,000		39,100	—	—	—	1,500		340,600

*	Mr. Coad left the Company on March 31, 2008.

**	Mr. Turner first became an employee of the Company in 2008.

(1)	Amounts set forth in the Stock Awards and Option Awards columns represent the amounts recognized as compensation expense for financial statement reporting purposes in fiscal year 2007 by the Company with respect to restricted stock and option awards, respectively, in accordance with FAS 123R (disregarding the estimate of forfeitures related to service-based vesting conditions). A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2007 may be found in Footnote 16 of the Company’s consolidated financial statements for fiscal year 2007 contained in the Company’s Annual Report on Form 10-K. Discussions of assumptions used in prior fiscal years may be found in corresponding footnotes for such fiscal years’ consolidated financial statements. Dividends or dividend equivalents are paid on shares of restricted stock at the same rate, and at the same time, that dividends are paid to shareholders of the Company.

(2)	Represents earnings credited to the accounts of Named Executive Officers under the Company’s nonqualified deferred compensation plans (the Predecessor Plans and the 2005 Plans). In 2007, for Messrs. McNamee and Coad and Ms. Arciero-Craig such earnings were negative numbers ($13,236), ($810) and ($1,334), respectively. In 2006, for Messrs. McNamee and Goldberg, such earnings were negative numbers ($24,611) and ($72,017), respectively.

(3)	Represents contributions by the Company to the Company’s nonqualified deferred compensation plans on behalf of Mr. McNamee. Includes payment of relocation expenses for Mr. Coad of $42,362 and a payment of $285 for CFA Institute membership fees for Mr. Coad. Includes payment of legal fees in connection with the negotiation of Mr. McNierney’s employment agreement with the Company ($12,400).

(4)	Represents consulting fees paid to Mr. Fensterstock prior to his appointment as Chief Executive Officer. For further information regarding such consulting services, see “Certain Relationships and Related Transactions.”

(5)	Mr. Fensterstock was awarded a special bonus in the amount of $200,000 in March, 2008 in recognition of his successful efforts on behalf of the Company since becoming Chief Executive Officer of the Company, which was contingent upon the closing of the Mast Private Placement that took place on March 4, 2008. This amount will be included in Mr. Fensterstock’s 2008 compensation reported in next year’s Summary Compensation Table.

Grants of Plan-Based Awards During Fiscal Year 2007

								All Other	All Other
								Stock	Option		Grant
								Awards:	Awards:	Exercise	Date Fair
								Number of	Number of	or Base	Value or
								Shares of	Securities	Price of	Stock and
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	Option	Option
	Grant	Threshold	Target	Max.	Threshold	Target	Max.	Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)

Lee Fensterstock	9/21/2007	—	—	—	—	—	—	1,000,000	—	—	1,540,000
Peter McNierney	9/21/2007	—	—	—	—	—	—	600,000	—	—	924,000
Brian Coad	9/21/2007	—	—	—	—	—	—	200,000	—	—	308,000
Robert I. Turner*	—	—	—	—	—	—	—	—	—	—	—
George C. McNamee	—	—	—	—	—	—	—	—	—	—	—
Patricia A. Arciero-Craig	9/21/2007	—	—	—	—	—	—	75,000	—	—	115,500

*	Mr. Turner did not join the Company until 2008.

Fensterstock Employment Agreement.  The Company entered into an employment agreement with Lee Fensterstock, effective September 21, 2007 (the “Fensterstock Employment Agreement”). Mr. Fensterstock will be entitled to receive an annual base salary of $350,000 and to participate in the Company’s annual bonus pool. It also provides Mr. Fensterstock with a grant of restricted stock units in respect of 1,000,000 shares of the Company’s common stock (10% of which vested on the effective date of the Fensterstock Employment Agreement and 30% on each of the first, second and third anniversaries of such effective date, subject to Mr. Fensterstock’s continued employment with the Company on such dates), as well as subsequent grants of restricted stock units in respect of up to 1,000,000 shares of the Company’s common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010 (with one-third of each grant vesting on each of the first, second and third anniversaries of the grant date, subject to Mr. Fensterstock’s continued employment with the Company on such dates). Mr. Fensterstock is also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments under the Fensterstock Employment Agreement. For further information regarding the Fensterstock Employment Agreement see “Termination and Change in Control Payments” below.

McNierney Employment Agreement.  The Employment Agreement, effective as of September 21, 2007 (the “McNierney Employment Agreement”), between the Company and Peter McNierney, supersedes and replaces the Employment Agreement, dated as of June 30, 2006, between the Company and Mr. McNierney. Mr. McNierney will be entitled to receive an annual base salary of $300,000 and to participate in the Company’s annual bonus pool. It also provides Mr. McNierney with a grant of restricted stock units in respect of 600,000 shares of the Company’s common stock (10% of which vested on the effective date of the McNierney Employment Agreement and 30% on each of the first, second and third anniversaries of such effective date, subject to Mr. McNierney’s continued employment with the Company on such dates) as well as subsequent grants of restricted stock units in respect of up to 500,000 shares of common stock, to be made over a period commencing on June 30, 2008 and ending January 1, 2010 (with one-third of each grant vesting on each of the first, second and third anniversaries of the grant date, subject to Mr. McNierney’s continued

employment with the Company on such dates). Mr. McNierney is also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments under the McNierney Employment Agreement. For further information regarding the McNierney Employment Agreement see “Termination and Change in Control Payments” below.

Coad Employment Agreement.  On June 30, 2006, the Company entered into an employment agreement with Mr. Coad (the “Coad Employment Agreement”), which provided for an annual base salary of $200,000 and an annual bonus the amount of which was to be determined on an annual basis. It also provided for a grant of 30,000 shares of the Company’s common stock (all of which were vested as of the Recapitalization), under a restricted share award agreement between the Company and Mr. Coad entered into on June 30, 2006. In addition, the Coad Employment Agreement provided that the Company will reimburse Mr. Coad for all reasonable, documented relocation expenses (including broker’s commissions) in an amount not to exceed $100,000. Mr. Coad was also entitled to tax gross-up payments for any excise taxes he might incur as a result of payments under the Coad Employment Agreement. As of March 14, 2008, however, the Coad Employment Agreement was superseded by the severance agreement (the “Coad Severance Agreement”) between the Company and Mr. Coad, dated as of such date, with the exception of certain sections of the Coad Employment Agreement which remain in effect. For further information regarding the Coad Severance Agreement see “Termination and Change in Control Payments” below.

Turner Employment Agreement.  On March 14, 2008, the Board of Directors appointed Robert I. Turner as Chief Financial Officer of the Company, effective March 31, 2008. In connection with Mr. Turner’s appointment, the Company entered into a letter agreement (the “Turner Employment Agreement”) and a non-compete and non-solicit agreement with him. The Turner Employment Agreement provides that Mr. Turner will receive a base salary of $250,000 per year for 2008 and, to the extent he remains employed by the Company, his future base salary will be at least $250,000, subject to annual reviews for possible increases. Mr. Turner will be eligible for annual discretionary bonuses and will be entitled to participate in the Company’s standard employee benefit, perquisite and fringe benefit plans, programs and arrangements available to senior officers of the Company. Mr. Turner received 450,000 restricted stock units upon the effectiveness of his appointment (20% of which vests on each of the first five anniversaries of such effective date, subject to Mr. Turner’s continued employment with the Company on such dates). The Turner Employment Agreement also provides that the Company will pay for Mr. Turner’s legal fees in connection with the negotiation and drafting of the Turner Employment Agreement, the non-compete and non-solicit agreement and the restricted stock unit agreement, up to a maximum amount of $25,000. For further information regarding the Turner Employment Agreement see “Termination and Change in Control Payments” below.

The following table sets forth information regarding outstanding equity awards held by the Company’s Named Executive Officers as of December 31, 2007.

Outstanding Equity Awards at End of Fiscal Year 2007

	Option Awards					Stock Awards
										Equity
										Incentive
										Plan
										Awards:
									Equity	Market or
									Incentive	Payout
			Equity Incentive						Plan Awards:	Value of
			Plan Awards:						Number of	Unearned
	Number of	Number of	Number of					Market Value	Unearned	Shares,
	Securities	Securities	Securities			Number of		of Shares or	Shares, Units	Units or
	Underlying	Underlying	Underlying			Shares or Units		Units of Stock	or Other	Other
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock That		That Have	Rights That	Rights That Have
	Options (#)	Options (#)	Unearned	Exercise Price	Expiration	Have Not		Not Vested ($)	Have Not	Not Vested
Name(a)	Exercisable(b)	Unexercisable(c)	Options (#)(d)	($)(e)	Date(f)	Vested (#)(g)		(h)(1)	Vested (#)(i)	($)(j)

Lee Fensterstock	—	—	—	—	—	900,000	(2)	1,062,000	—	—
Peter J. McNierney	777	0	—	5.80	10/1/2012	540,000	(2)	637,200	—	—
	51,723	0	—	5.80	10/1/2012	—		—	—	—
Brian Coad	2,338	0	—	13.05	9/10/2013	180,000	(3)	212,400	—	—
	7,662	0	—	13.05	9/10/2013	—		—	—	—
Robert I. Turner(5)	—	—	—	—	—	—		—	—	—
George C. McNamee	81,445	0	—	8.036	3/27/2008	—		—	—	—
	73,874	0	—	8.9038	3/29/2009	—		—	—	—
Patricia A. Arciero-Craig	8,146	0	—	8.7449	04/15/2008	67,500	(4)	79,650
	3,859	0	—	5.7687	04/24/2012	—		—	—	—
	3,500	0	—	7.17	02/12/2012	—		—	—	—

(1)	Market Value is computed by multiplying the closing market price of the Company’s stock at the end of fiscal year 2007 ($1.18) by the number of shares subject to the award.

(2)	On September 21, 2007, Mr. Fensterstock and Mr. McNierney were granted 1,000,000 and 600,000 Restricted Stock Units respectively, of which 10% vested immediately. The remaining balance of the awards will vest in equal annual installments over a three year period (1/3 per year) from the date of grant, subject to continued employment under the terms of Mr. Fensterstock’s and Mr. McNierney’s Employment Agreements with the Company, both of which have an effective date of September 21, 2007.

(3)	On September 21, 2007, Mr. Coad was granted 200,000 Restricted Stock Units, of which 10% vested immediately. The remaining balance of the award will vest in equal installments over a three year period (1/3 per year) from the date of grant subject to the forfeiture provisions and in accordance with paragraph 4(b) of the 2007 Incentive Compensation Plan Restricted Stock Units Agreement and the Severance Agreement entered into between the Company and Mr. Coad dated March 14, 2008.

(4)	On September 21, 2007, Ms. Arciero-Craig was granted 75,000 Restricted Stock Units, of which 10% vested immediately. The remaining balance of the award will vest in equal installments over a three year period (1/3 per year) from the date of grant subject to continued employment under the terms of the Company’s 2007 Incentive Compensation Plan Restricted Stock Units Agreement

(5)	Mr. Turner did not join the Company until 2008.

The following table sets forth information equity awards held by the Company’s Named Executive Officers exercised or vested during fiscal year 2007.

Option Exercises and Stock Vested During Fiscal Year 2007

	Option Awards		Stock Awards
				Number of
			Number of	Restricted
	Number of Shares		Shares	Stock Units	Value
	Acquired on	Value Realized	Acquired on	Acquired on	Realized on
	Exercise	on Exercise	Vesting	Vesting	Vesting(1)
	(#)	($)	(#)	(#)	($)
Name(a)	(b)	(c)	(d)	(e)	(f)

Lee Fensterstock	—	—	—	100,000	—
Peter J. McNierney	—	—	217,500	60,000	375,325
Brian Coad	—	—	41,866	20,000	68,446
Robert I. Turner*	—	—	—	—	—
George C. McNamee	—	—	6,998	—	12,549
Patricia A. Arciero-Craig	—	—	11,533	7,500	19,610

*	Mr. Turner did not join the Company until 2008.

(1)	Excludes vested Restricted Stock Units as they are not issued to the employee until settlement.

The following table sets forth information regarding nonqualified deferred compensation plan accounts of the Company’s Named Executive Officers with respect to fiscal year 2007.

Nonqualified Deferred Compensation During Fiscal Year 2007

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions	Contributions	Earnings	Withdrawals/	Balance
		in Last FY	in Last FY	in Last FY	Distributions	at Last FYE
	Plan	($)	($)	($)	($)	($)
Name(a)	(1)	(b)	(c)(2)	(d)(3)	(e)	(f)

Lee Fensterstock	—	—	—	—	—	—
Peter J. McNierney	—	—	—	—	—	—
Brian Coad	—	—	—	—	—	—
Robert I. Turner*	—	—	—	—	—	—
George C. McNamee	Key	20,000	6,000	(13,236)	(2,680)	62,309
Patricia A. Arciero-Craig	Professional	—	—	(1,334)	(2,607)	3,584

*	Mr. Turner did not join the Company until 2008.

(1)	The Plans include Deferred Compensation Plan for Key Employees; 2005 Deferred Compensation Plan for Key Employees; Deferred Compensation Plan for Professional and Other Highly Compensated Employees and the 2005 Deferred Compensation Plan for Professional and Other Highly Compensated Employees.

(2)	Any matching contributions made by the Company under the 2005 Plans in 2008 with respect to 2007 are not reflected in this table, which reflects actions in fiscal year 2007 only.

(3)	With respect to fiscal year 2007, (i) all of the executive contributions reported are included in the “Salary” column, (ii) all of the registrant contributions reported are included in the “All Other Compensation” column and represent Company contributions under the Company’s 2005 Plans and (iii) all of the aggregate earnings reported are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in each case in the Summary Compensation Table.

Deferred Compensation Plans.

The Company maintains the 2005 Plans to provide an opportunity for eligible employees to defer the receipt of their salary, bonuses and commissions. Under each of the 2005 Plans (also with respect to the Predecessor Plans), the Board appoints a committee to administer each plan (the “Administrative Committee”). Participation in the 2005 Plans is voluntary (both Key and Professional). A participant may elect to defer anywhere from $3,000 up to 50% of his or her base annual salary, bonus amounts and commission payouts earned for services rendered during a calendar year.

For each participant, the Company may, but is not required to, credit the participants in the 2005 Plans with one or more Company matches for a plan year expressed as a percentage of the amount that the participants elected to defer in that plan year. In addition, the Company may, but is not required to, credit a participant with one or more discretionary allocations in respect of a plan year, expressed as a dollar amount or as a percentage of the participants’ base salary, bonus amounts, commission payouts or any combination of the foregoing. The Board has the sole discretion to determine the amount of the Company match or discretionary allocation, the participants who receive the Company match or discretionary allocation and the investment benchmark that applies to the Company match or discretionary allocation. To date, the Company has limited these annual matching contributions to $6,000.

The participant may select the investment benchmark used to notionally adjust his or her deferral account from among investment benchmarks made available by the Administrative Committee from time to time. The investment benchmarks available to participants in 2007 were: the Common Stock Investment Benchmark, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index (collectively, the “Investment Benchmarks”).

Any cash earnings generated under an Investment Benchmark (such as interest, dividends, distributions and gains) shall be deemed to be reinstated in that Investment Benchmark, provided, however, that the Administrative Committee may, in its discretion, provide that earnings generated by one or more designated Investment Benchmark be reinvested solely in the Interest Rate Index. All notional acquisitions and dispositions of Investment Benchmarks under a participant’s plan accounts shall be deemed to occur at such times as the Administrative Committee shall determine to be administratively feasible in its sole discretion and the participant’s plan accounts shall be adjusted accordingly. In addition, a participant’s plan accounts may be adjusted from time to time, in accordance with procedures and practices established by the Administrative Committee, in its sole discretion, to reflect any notional transactional costs and other fees and expenses relating to the deemed investment, disposition or carrying of any Investment Benchmark for the participant’s plan accounts. Notwithstanding anything to the contrary, any such adjustments made to any plan account following a Change in Control shall be made in a manner no less favorable to participants than the practices and procedures employed under the plan, or as otherwise in effect, as of the date of the Change in Control.

The Administrative Committee may elect to accelerate the vesting of amounts credited to any participant under the 2005 Plans and, under the 2005 Plans, if within two years following a change in control, a participant is terminated without cause or resigns for good reason (each a “Covered Termination”), as of the effective date of the Covered Termination such participant will immediately become vested in 100% of all amounts credited to such participant’s plan account.

The 2005 Plans were frozen by the Board of Directors, with respect to deferrals subsequent to the 2006 plan year, effective October 26, 2006 because of declining participation in the 2005 Plans and because the costs of administration outweighed the benefits of maintaining the 2005 Plans.

The Deferred Compensation Plan for Key Employees, effective January 1, 1998 (the “Predecessor Key Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the Key Plan in order to satisfy the requirements of the new Section 409A of the Code that was enacted by Congress as part of the American Jobs Creation Act of 2004.

Like the Key Plan, the Predecessor Key Plan is an unfunded, non-qualified deferred compensation plan that provided management or highly compensated employees selected by the Administrative Committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Key Plan. Participants are permitted to select from among the following investment benchmarks: Common Stock Investment Benchmark, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the common stock. The Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in the common stock will be paid out in shares of the common stock.

The Deferred Compensation Plan for Professional and Other Highly Compensated Employees, effective January 1, 2002, formerly known as the Non-ERISA Deferred Compensation Plan, (the “Predecessor Professional Plan”), was frozen by the Board of Directors, effective January 1, 2005, in connection with the adoption of the Professional Plan in order to satisfy the requirements of the new Section 409A of the Code that was enacted by Congress as part of the American Jobs Creation Act of 2004.

Like the Professional Plan, the Predecessor Professional Plan is an unfunded, non-qualified deferred compensation plan that provided employees who are not eligible to participate in the Predecessor Key Plan and who were selected by the Administrative Committee with the opportunity to defer specified percentages of their cash compensation and to receive a matching contribution or discretionary allocation from the Company, determined by the Company in its sole discretion. These amounts are credited to the participant’s notional accounts under the Predecessor Professional Plan. Participants are permitted to select from among the following investment benchmarks: the common stock, the Johnson Illington Balanced Portfolio, the Johnson Illington Equity Portfolio, and the Interest Rate Index for the notional investment of their deferred compensation, and the Company is permitted to require that the return on the Company’s matching contribution or discretionary allocation be measured by the performance of the common stock. The Company may require that, when a participant receives distribution of his or her accounts, any amounts notionally invested in the common stock will be paid out in shares of common stock.

Under the 2005 Plans, distributions are paid in cash, except that any portion of a distribution that is attributable to an investment in the Common Stock Investment Benchmark will only be paid in shares of the common stock. Under the Key Plan, the balance of the participant’s plan account is paid out either as (i) a lump sum on or about April 15 as early as the end of the third plan year after the plan year in which the participant’s deferral was made or as late as the tenth plan year or (ii) equal installments commencing no earlier than April 15 of the end of the third plan year after the plan year in which the participant’s deferral was made or no later than the tenth plan year. Distributions under the Professional Plan have a shorter term. The Professional Plan requires all distributions to participants to be paid no later than April 15 of the end of the fifth year after the plan year in which the participant’s deferral was made.

Under the 2005 Plans, in the event that a participant or (after a participant’s death) a participant’s beneficiary experiences an unforeseeable financial emergency or, for any reason, the participant’s benefit (all or part) becomes taxable prior to receipt, the participant or beneficiary may petition to receive a partial or full payout of the applicable amounts credited to one or more of the participant’s plan accounts.

For further information regarding these plans, see “Termination and Change in Control Payments” below.

Termination and Change in Control Payments

The following tables set forth the estimated value of benefits that the Company’s Named Executive Officers would have been entitled to receive assuming certain terminations of employment and/or assuming a change in control of the Company, in each case occurring on December 31, 2007. The following tables also use the Company’s common stock price as of December 31, 2007 ($1.18). For restricted stock, the cash-out value reflects the number of shares vesting as a result of the triggering event multiplied by such stock price. For options, the cash-out value reflects the excess of such stock price over the exercise price of any option vesting as a result of the triggering event and, if there is no excess, it reflects a zero value with respect to such option. The tables also include, where applicable, the accelerated vesting and distribution of any unvested Company match amounts under the 2005 Plans. Under the 2005 Plans, if within two years following a change in control, a participant is terminated without cause or resigns for good reason (each a “Covered Termination”), as of the effective date of the Covered Termination, such participant will immediately become vested in 100% of all amounts credited to such participant’s plan account.

			Cash-Out Value of
			Equity-Based Awards
	Severance		that Vest as a Result of		Value of Benefit	Gross-Up
Lee Fensterstock	Payment		Triggering Event		Continuation	Payment
Triggering Event	($)		($)		($)	($)

Prior to a CIC
Termination without cause	350,000	(1)	—	(3)	7,852	217,475
Termination for good reason	—	(2)	—	(3)	—	—
After a CIC
Termination without cause	350,000	(1)	—	(3)	7,852	217,475
Termination for good reason	—	(2)	2,242,000		—	1,899,765
Upon a CIC	—	(2)	—		—	—
Termination for Death/Disability	—	(2)	1,062,000		—	819,229

(1)	In addition to the sums provided, the Company shall pay Mr. Fensterstock a pro-rated bonus for the fiscal year in which the twelve month period following his termination with the Company ends.

(2)	In addition to any accrued but unpaid Base Salary and any accrued benefits through the effective date of termination, the Company shall pay Mr. Fensterstock a pro-rated bonus for the fiscal year in which termination occurs.

(3)	As of December 31, 2007, Mr. Fensterstock had been granted a total of 1,000,000 RSUs, of which 100,000 vested immediately. The remaining 900,000 unvested RSUs would continue to vest in accordance with the schedule set forth in his Employment Agreement on the condition that Mr. Fensterstock executes a settlement agreement and release in such form as may be requested by the Company which includes, without limitation, a non-compete restrictive covenant for a term not to exceed eighteen (18) months.

			Cash-Out Value of
			Equity-Based Awards
	Severance		That Vest as a Result of		Value of Benefit	Gross-Up
Peter J. McNierney	Payment		Triggering Event		Continuation	Payment
Triggering Event	($)		($)		($)	($)

Prior to a CIC
Termination without cause	2,029,200	(1)	—	(3)	7,852	1,678,389
Termination for good reason	1,729,200	(2)	—	(3)	—	1,396,489
Termination by Executive without good reason	1,729,200		—		—	1,396,489
Termination for cause	1,729,200		—		—	1,396,489
After a CIC
Termination without cause	2,029,200	(1)	—	(3)	7,852	1,678,389
Termination for good reason	1,729,200	(2)	—	(3)	—	1,396,489
Termination by Executive without good reason	1,729,200		—		—	1,396,489
Termination for cause	1,729,200		—		—	1,396,489
Upon a CIC	—		—		—	—
Termination for Death/Disability	1,729,200	(2)	637,200		—	1,979,979

(1)	In addition to the sums provided, the Company shall pay Mr. McNierney a pro-rated bonus for the fiscal year in which the twelve month period following his termination with the Company ends.

(2)	In addition to any accrued but unpaid Base Salary and any accrued benefits through the effective date of termination, the Company shall pay Mr. McNierney a pro-rated bonus for the fiscal year in which termination occurs.

(3)	As of December 31, 2007, Mr. McNierney had been granted a total of 600,000 RSUs, of which 60,000 vested immediately. The remaining 540,000 unvested RSUs would continue to vest in accordance with the schedule set forth in his Employment Agreement on the condition that Mr. McNierney executes a Release and restrictive covenant agreement which includes, without limitation, a non-compete restrictive covenant for a term not to exceed eighteen (18) months.

			Cash-Out Value of
			Equity-Based Awards
	Severance		that Vest as a Result of		Value of Benefit	Gross-Up
Brian Coad*	Payment		Triggering Event		Continuation	Payment
Triggering Event	($)		($)		($)	($)

Prior to a CIC
Termination without cause	450,000	(1)	—	(2)	10,681	279,966
Termination for good reason	501,400		—	(2)	10,681	311,202
After a CIC
Termination without cause	450,000	(1)	—	(2)	10,681	279,966
Termination for good reason	501,400		—	(2)	10,681	311,202
Upon a CIC	—		—		—	—
Termination for Death/Disability	—		212,400		—	129,081

*	The sums described herein were subsequently superseded by a Severance Agreement entered into by the Company and Mr. Coad on March 14, 2008 in connection with his departure from the firm on March 31, 2008. Please see the discussion of Mr. Coad’s compensation arrangements that follows the Table entitled, “Grants of Plan-Based Awards During Fiscal Year 2007” above.

(1)	In addition to the sums provided, the Company shall pay Mr. Coad a pro-rated bonus for the fiscal year in which termination occurs as if he had remained employed through the end of the applicable fiscal year.

(2)	As of December 31, 2007, Mr. Coad had been granted a total of 200,000 RSUs, of which 20,000 vested immediately. Under the terms of the 2007 Incentive Compensation Plan Restricted Stock Units Agreement dated September 21, 2007 entered into by Mr. Coad and the Company, the remaining 180,000 unvested RSUs would continue to vest in accordance with the schedule set forth therein (subject to the forfeiture provisions contained therein) provided that Mr. Coad executes a settlement agreement and release in such form as may be requested by the Company.

Following the change in control that took place on September 21, 2007 in which MatlinPatterson purchased a majority interest of the Company, Mr. McNamee resigned as Executive Chairman of the firm.

Fensterstock and McNierney Agreements.  “Cause” is defined in each of Mr. Fensterstock’s and Mr. McNierney’s employment agreements as: (i) the executive’s conviction of, or plea of guilty or “no contest” to, a felony, (ii) the executive’s conviction of, or plea of guilty or “no contest” to, a violation of criminal law involving the Company and its business, (iii) the executive’s commission of an act of fraud or theft, or material dishonesty in connection with his performance of duties to Company; or (iv) the executive’s willful refusal or gross neglect to perform the duties reasonably assigned to him and consistent with his position with the Company or otherwise to comply with the material terms of his employment agreement, which refusal or gross neglect continues for more than fifteen (15) days after the executive receives written notice thereof from Company providing reasonable detail of the asserted refusal or gross neglect (and which is not due to a physical or mental impairment).

“Good Reason” is defined in each of Mr. Fensterstock’s and Mr. McNierney’s employment agreements as: (i) the failure by the Company to perform fully the terms of the employment agreement, or any plan or agreement referenced in the employment agreement, other than an immaterial and inadvertent failure not occurring in bad faith and remedied by the Company promptly (but not later than five (5) days) after receiving notice thereof from the executive; (ii) any reduction in the executive’s base salary or failure to pay any bonuses or other material amounts due under the employment agreement in accordance therewith; (iii) the assignment to the executive of any duties inconsistent in any material respect with his position or with his authority, duties or responsibilities as Chairman and Chief Executive Officer (in the case of Mr. Fensterstock) or as President and Chief Operating Officer (in the case of Mr. McNierney), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, or reporting relationship, excluding for this purpose any immaterial and inadvertent action not taken in bad faith and remedied by the Company promptly (but not later than ten (10) days after receiving notice from the executive); (iv) any change in the place of the executive’s principal place of employment to a location outside New York City; (v) any failure by the Company to obtain an assumption and agreement to perform the employment agreement by a successor to the Company; and (vi) solely with respect to Mr. Fensterstock’s employment agreement, a Change of Control occurs and Mr. Fensterstock does not continue thereafter as the most senior officer of the business of the Company as conducted immediately prior to the Change of Control. “Change of Control” is defined in Mr. Fensterstock’s employment agreement as a transaction or event as a result of which MatlinPatterson Global Opportunities Partners II, L.P. (and/or one or more of its affiliates) shall no longer have the right to elect all members of the Board.

Fensterstock Agreement.  The Fensterstock Employment Agreement provides that upon termination of employment, Mr. Fensterstock will be entitled to certain payments or benefits, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company without Cause he will also receive his base salary for twelve months following termination; a prorated bonus for the fiscal year in which the twelve-month base salary continuation period ends; continuation health coverage paid by the Company for twelve months following termination; any earned but unpaid bonus; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the Fensterstock Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock terminates employment without Good Reason he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid bonus. If Mr. Fensterstock terminates employment for Good Reason, but not because of a Change of Control, he will be entitled to any unpaid base salary and unpaid benefits; any earned but unpaid bonus; a pro-rated bonus for the year in which termination occurs; and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the Fensterstock Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. Fensterstock is terminated by the Company for Cause he will be entitled to any unpaid base salary and unpaid benefits and his earned but unpaid bonus. If Mr. Fensterstock terminates employment with the Company for Good Reason, because a Change of Control occurs and Mr. Fensterstock does not continue thereafter as the most senior executive officer of the business of the Company as conducted immediately prior to the Change of Control, Mr. Fensterstock shall be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, and a pro-rated bonus for the year in which termination occurs. In addition, all restricted stock units granted to Mr. Fensterstock prior to the termination of his employment shall immediately vest upon termination; and restricted stock units specified in the Fensterstock Employment Agreement that have not yet been granted to Mr. Fensterstock, including without limitation all shares the grant of which is otherwise contingent on achieving certain performance targets, shall be granted to Mr. Fensterstock on the date of his termination and shall immediately vest upon such date. Mr. Fensterstock is entitled to a tax gross-up payment for any excise tax he might incur as a result of a payment under the agreement. The Fensterstock Employment Agreement also contains standard post-termination confidentiality, non-solicitation and other restrictive covenants.

McNierney Agreement.  Upon expiration or termination of employment, whether voluntary or involuntary, Mr. McNierney will be entitled to a cash severance payment equal to $1.8 million less the market value of the common stock underlying any restricted stock units granted to him that have vested as of the date of termination of his employment with the Company or upon the expiration of the McNierney Employment Agreement. Mr. McNierney will also be entitled to other additional payments upon termination of employment, the amount of which depends upon the circumstances of termination. In particular, in the event of his termination from the Company without Cause, Mr. McNierney will also receive his base salary for twelve

(12) months following termination, a pro-rated bonus for the fiscal year in which the twelve (12) month base salary continuation period ends, continuation health coverage paid by the Company for twelve (12) months following termination, any earned but unpaid bonus and, if he executes a release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the McNierney Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney terminates his employment without Good Reason, he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. If Mr. McNierney terminates his employment for Good Reason, he will be entitled to any unpaid base salary and unpaid benefits, any earned but unpaid bonus, a pro-rated bonus for the year in which termination occurs and, if he executes a settlement and release agreement (which will include an 18-month restrictive covenant), continued vesting in accordance with the schedule provided in the McNierney Employment Agreement of any restricted stock units granted to him prior to termination. If Mr. McNierney is terminated by the Company for Cause, he will be entitled to any unpaid base salary and unpaid benefits and any earned but unpaid bonus. The McNierney Employment Agreement also contains standard post-termination confidentiality and non-solicitation provisions (for 12 months).

Coad Severance Agreement.  On March 14, 2008, the Company entered into a severance agreement with Mr. Coad (the “Coad Severance Agreement”) that provided for the termination of Mr. Coad’s employment with the Company on March 31, 2008. Under the terms of the Coad Severance Agreement, Mr. Coad received (i) a lump sum payment of $494,400 (which approximated the amount owed to Mr. Coad pursuant to his employment agreement), less required withholdings, (ii) any unpaid salary and (iii) reimbursement of business expenses in accordance with Company policies. If Mr. Coad is eligible and elects continued health insurance coverage under COBRA, the Company will pay the cost of his premiums for a maximum of eighteen months. Any unvested restricted stock units awarded to Mr. Coad pursuant to the 2007 Plan Restricted Stock Unit Agreement dated September 21, 2007 (the “RSU Agreement”) will not be forfeited but will continue to vest in accordance with the terms of paragraph 4(b) of the RSU Agreement, and Mr. Coad’s rendering of services for competitors or engaging in any business competitive with the Company shall not constitute an event of forfeiture, but the other events of forfeiture under the RSU Agreement shall continue to apply. In exchange for the consideration provided by the Coad Severance Agreement, Mr. Coad has agreed, among other things, (i) to keep confidential the Company’s confidential information, (ii) to fully release the Company, its parents and affiliates, and any and all current and formal directors, officers, employees and agents from all claims, (iii) for one year from the date of the agreement, to not solicit for employment any employee of the Company within the period of 180 days prior to the termination of Mr. Coad’s employment and (iv) to not disparage the Company or any of its employees. This severance agreement supersedes Mr. Coad’s employment agreement with the Company, dated June 30, 2006, and all other employment, severance, non-competition and non-solicit agreements between Mr. Coad and the Company, except for certain sections of the employment agreement.

Turner Agreements.  If Mr. Turner’s employment is terminated for any reason, pursuant to the Turner Employment Agreement he will be entitled to (i) any earned but unpaid salary and accrued but unpaid annual bonus (for the preceding year), (ii) any unpaid accrued vacation or unreimbursed business expenses and (iii) any other amounts due under any benefit plans or programs. Pursuant to Mr. Turner’s Restricted Stock Unit Agreement, effective March 31, 2008, (i) upon Mr. Turner’s retirement or termination of employment by the Company without cause or (ii) if a change of control occurs and, as a result of such change of control, Mr. Turner does not continue as the Company’s Chief Financial Officer and his employment is terminated for any reason (other than death or disability) within 120 days of such change of control, then the restricted stock units not previously vested will not be forfeited but will continue to vest unless they are thereafter forfeited pursuant to their terms. Any unvested restricted stock units will be forfeited on certain employment termination events, including termination of employment by Mr. Turner for any reason other than retirement or by the Company for cause.

Ms. Arciero-Craig.  Upon a change in control, the Company is not obligated to make any change in control payments to Ms. Arciero-Craig. Following a termination of her employment by the Company without cause, or a termination by Ms. Arciero-Craig for “Good Reason” (in each case as defined in her Non-Compete and Non-Solicit Agreement), however, all of her outstanding restricted stock units will not be forfeited and will continue to vest in accordance with their respective schedules (subject to her execution of a settlement and release agreement).

The 1999 Long Term Incentive Plan and the 2001 Long Term Incentive Plan

Under both the 1999 Long Term Incentive Plan and 2001 Long Term Incentive Plan (referred to collectively herein as the “Long Term Incentive Plans, unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason, any unexercisable stock option or stock appreciation right (“SAR”) shall be forfeited and canceled by the Company. Such participant’s right to exercise any then-exercisable stock option or SAR will terminate ninety (90) days after the date of such termination (but not beyond the stated term of such stock option or SAR); provided, however, the Executive Compensation Committee may (to the extent options were exercisable on the date of termination) extend such period. If a participant dies, becomes totally disabled or retires, such participant (or the estate or other legal representative of the participant), to the extent the stock options or SARs are exercisable immediately prior to the date of death, total disability or retirement, will be entitled to exercise any stock options or SARs at any time within the one-year period following such death, disability or retirement, but not beyond the stated term of such stock option or SAR.

Under the Long Term Incentive Plans, unless otherwise provided in the relevant award agreement, if a participant’s employment is terminated for any reason (other than due to death, total disability or retirement) prior to the lapsing of any applicable restriction period, or the satisfaction of any other restrictions, applicable to any grant of restricted shares, will be forfeited by such participant; provided, however, that the Executive Compensation Committee may, in its sole discretion, determine within ninety (90) days after such termination that all or a portion of such restricted shares shall not be so forfeited. In the case of death, total disability or retirement, the participant (or the estate or other legal representatives of the participant) shall become 100% vested in any restricted shares as of the date of termination.

Under the Long Term Incentive Plans, Change in Control is defined as: (i) with certain exceptions, the acquisition by one individual or entity of 30% or more of either (a) the shares of the common stock, or (b) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (ii) any transaction whereby the individuals who, as of the effective date of the applicable plan, constitute the Board (the “Incumbent Board”) cease to constitute at least a majority of the Board; except for any transaction whereby an individual becomes a director subsequent to the effective date of the applicable plan but whose election as a director is approved by at least a majority of the directors of the Incumbent Board; (iii) approval by the shareholders of the Company of a reorganization, merger or consolidation, other than a reorganization, merger or consolidation involving the equity holders of more than 70% of the Company’s equity which does not significantly affect the proportions of equity held by such equity holders; (iv) approval by the shareholders of the Company of (a) a complete liquidation or substantial dissolution of the Company, or (b) the sale or other disposition of all or substantially all of the assets of the Company.

If a Change of Control occurs (i) all stock options and/or SARs then unexercised and outstanding will become fully vested and exercisable and (ii) all restrictions, terms and conditions applicable to restricted shares then outstanding will be deemed lapsed and satisfied, each as of the date of the Change of Control; provided, however, that such Change of Control provisions will only apply to those participants who are employed by the Company as of the date of the Change of Control or who are terminated before the Change of Control and reasonably demonstrate that such termination was in connection with or in anticipation of the Change of Control; provided further that with respect to the 1999 Plan, such Change of Control provisions will apply unless otherwise provided for in an award agreement.

The 2007 Plan provides that no further awards will be granted under the Long Term Incentive Plans.

The 2005 Plans and the Predecessor Plans

Unless otherwise specifically provided under the terms of a particular annual deferral agreement and/or the document announcing an annual discretionary allocation (if any), in the event of a participant’s Covered Termination, as of the effective date of such Covered Termination, all amounts credited to each of the participant’s plan accounts, as adjusted for the applicable Investment Adjustments and all prior withdrawals and distributions, shall be 100% vested and non-forfeitable. Under each of the 2005 Plans and the Predecessor Plans, each plan is administered by a committee appointed by the Board (collectively, the “Administrative Committee”). Distributions under these plans shall be paid in cash in a single lump sum; except, however, that the Administrative Committee may provide, in its discretion, that any distribution attributable to the portion of a plan account that is deemed invested in an investment benchmark that tracks the value of Company stock shall be paid in shares of Company stock.

“Covered Termination” is defined as the participant’s termination of employment within two (2) years following a Change in Control as a result of the participant’s resignation for good reason or a termination by the participant’s employer without cause.

“Good Reason” is defined as a participant’s resignation following (i) a diminution in the participant’s position or responsibilities, or an assignment to the participant of duties inconsistent with the participant’s position other than for cause or (ii) a reduction of more than 10% in the participant’s aggregate annualized compensation rate solely as a result of a change adopted unilaterally by the Company.

“Cause” is defined as any termination by reason of the participant’s (i) willful and continued failure to perform the duties of his or her position after receiving notice of such failure and being given reasonable opportunity to cure such failure; (ii) willful misconduct which is demonstrably and materially injurious to the employer; (iii) conviction of a felony; or (iv) material breach of applicable federal or state securities laws, regulations or licensing requirements or the applicable rules or regulations of any self-regulatory body.

The Administrative Committee may elect to accelerate the vesting of amounts credited to any participant under the plans in the event a participant is terminated without Cause within two (2) years following the Change in Control of the Company, and the participant will immediately become vested in 100% of all amounts credited to his account. Distributions under the 2005 Plans and the Predecessor Plans will be paid in cash in a single lump sum; except, however, that under both plans, the Administrative Committee may provide, in its discretion, that any distribution attributable to the portion of a plan account that is deemed invested in an investment benchmark that tracks that value of Company stock shall be paid in shares of Company stock.

Under the 2005 Plans and the Predecessor Plans, in the event a participant dies or suffers a long-term disability, the participant (or his or her beneficiary) shall receive a lump sum payment equal to the participant’s vested account balance within ninety (90) days of death or the Administrative Committee’s determination that such long-term disability has occurred. In the event of death, if the participant’s account balance is greater than $25,000, the Administrative Committee may elect to pay his or her vested account balance in installments not exceeding five (5) years. In the event of death, the lump sum payment will be made, or installment payments shall commence, no later than ninety (90) days after the date the Administrative Committee is provided with proof that is satisfactory to the Administrative Committee of the participant’s death.

COMPENSATION COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

The Company has an Executive Compensation Committee responsible for approving the compensation of the Company’s executive officers. During the 2007 fiscal year, Messrs. Gravante and Carlucci served on the Executive Compensation Committee until September 21, 2007, and Messrs. Pechock and Plimpton served since September 21, 2007. Pursuant to the Investment Agreement, dated as of May 14, 2007, between the Company and MatlinPatterson, MatlinPatterson has the right to designate directors to be appointed to the Company’s Board of Directors, and Messr. Pechock and Plimpton are two such designees. Except as described in the foregoing sentence, none of the Executive Compensation Committee members is involved in a transaction or relationship requiring disclosure as an interlocking executive officer/director, under Item 404 of Regulation S-K or as a former officer or employee of the Company.

EXECUTIVE COMPENSATION COMMITTEE REPORT*

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by the Securities Exchange Act with management and, based on the Committee’s review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Christopher R. Pechock (Chair)
Frank Plimpton

* The material in this report is not “solicitation material,” is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

AUDIT COMMITTEE REPORT*

The Audit Committee of the Company is composed of three independent directors and operates under a written charter adopted by the Board which was amended and restated in December 2007. The Board annually reviews the NASDAQ Stock Market listing standards definition of independence and has determined that each member of the Committee meets that standard, and each member is independent within the meaning of Rule 10A-3 under the Exchange Act and the Company’s Corporate Governance Guidelines.

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Company’s management is responsible for preparing the Company’s financial statements and for maintaining internal control and disclosure controls and procedures to ensure the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The independent accountants are responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations, and cash flows of the Company in conformity with accounting principles generally accepted in the United States.

During the year 2007, the Committee met at least quarterly with the Company’s Chief Financial Officer. In addition, the Committee meets with its independent accountants on a quarterly basis or more frequently, as requested by the independent accountants or the Committee. At each quarterly meeting in 2007, the Committee met privately with the independent accountants, as well as with management. The Committee also reviewed its charter and undertook a self-assessment process and reported the results of that assessment to the Board.

In 2007, the Committee met during the year with the Director of the Company’s Internal Audit Department and the Director of the Company’s Compliance Department for reports on the status of certain internal controls.

The Committee recommended to the Board that the Company’s current independent accountants, PricewaterhouseCoopers LLP, be appointed as the independent accountants to conduct the audit for the fiscal year ended December 31, 2008. Pursuant to the revised charter, the Committee is directly responsible for the appointment of the Company’s independent accountants who shall report directly to the Committee. The Company’s independent accountants have provided to the Committee a written disclosure required by Independence Standards Board Standard No. 1 (Independent Discussion with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

Management represented to the Committee that the Company’s consolidated financial statements for fiscal 2007 were prepared in accordance with accounting principles generally accepted in the United States and the

Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants what is required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). Based on these discussions and reviews, the Committee approved the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

During fiscal 2007, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, the Audit Committee has determined that the provision of the non-audit services described in “Principal Accounting Firm fees” below is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

AUDIT COMMITTEE

Robert S. Yingling (Chair)
Dale Kutnick
Wade Nesmith

* The material in this report is not “solicitation material,” is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

FINANCIAL AND OTHER INFORMATION — INCORPORATION BY REFERENCE

Financial and other information required to be disclosed in this Proxy Statement is set forth in our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2007 (the “2007 Annual Report”) under the captions “FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA”, “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS”, “CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE”, and “QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK”, is hereby incorporated herein by reference. A copy of the 2007 Annual Report accompanies this Proxy Statement.

FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the SEC. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.

OTHER MATTERS

At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have discretionary authority to vote the shares that they represent.

PLEASE NOTE THAT UPON WRITTEN REQUEST THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K AND FORM 10-K/A FOR THE YEAR ENDED DECEMBER 31, 2007. REQUESTS SHOULD BE DIRECTED TO BROADPOINT SECURITIES GROUP, INC., ONE PENN PLAZA, 42ND FLOOR, NEW YORK, NEW YORK 10119, ATTN: CORPORATE SECRETARY.

You are urged to sign and to return your Proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.

By Order of the Board of Directors

Patricia A. Arciero-Craig
Secretary

New York, New York
April 29, 2008

LIST OF APPENDICES

Appendix A	—	Proposed amendment to the 2007 Plan, as adopted by the Board of Directors
Appendix B	—	Revised Senior Management Bonus Plan, as adopted by the Board of Directors and the Executive Compensation Committee

Appendix A

First Amendment to
The Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan

WHEREAS, the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan (the “2007 Plan”) was adopted by the Board of Directors (the “Board”) of Broadpoint Securities Group, Inc. (the “Company”) on June 11, 2007 and approved by the Company’s shareholders at the 2007 annual meeting of shareholders;

WHEREAS, at a meeting of the Board on January 29, 2008, the Board authorized an amendment to the 2007 Plan to increase by 10,675,000 shares, subject to adjustment, the maximum number of shares authorized for issuance under the 2007 Plan from 25% of the number of shares issued and outstanding immediately prior to the grant of an award to the sum of 10,675,000 shares, subject to adjustment, and 25% of the number of shares issued and outstanding immediately prior to the grant of an award, subject to the approval of the Company’s shareholders;

NOW, THEREFORE, the 2007 Plan is, contingent upon the approval of the Company’s shareholders, amended in the following respects:

1. Section 5.1(a) of the 2007 Plan is hereby amended to read as follows, subject to approval by the shareholders of the Company:

“Evergreen Share Reservation.  Awards relating to Shares may be granted if, at the time of grant of each Award, the aggregate number of Shares subject to outstanding Awards and outstanding awards under the Preexisting Plans plus the number of Shares subject to the Award being granted do not exceed the sum of (x) 10,675,000 Shares (subject to adjustment as provided in Section 5.3) plus (y) 25% of the number of Shares issued and outstanding immediately prior to the grant of such Award. For purposes of this Section 5.1(a), an Option or SAR is “outstanding” until it is exercised and any other Award is “outstanding” in the calendar year in which it is granted and for so long thereafter as it remains subject to any vesting condition requiring continued employment, and options and other awards under each of the Preexisting Plans are treated as “outstanding” in accordance with the terms of each such Preexisting Plan. The foregoing notwithstanding, the maximum number of shares that may be subject to ISOs granted under the Plan shall be 2.5 million, subject to adjustment as provided in Section 5.3.”

2. The Amendment will not be effective unless and until it is approved by the affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal by the holders of the shares of Common Stock of the Company entitled to vote thereat.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan on this   day of June, 2008.

BROADPOINT SECURITIES GROUP, INC.

By:
Name:

Title:

A-1

Appendix B

Revised Senior Management Bonus Plan,
as adopted by the Board of Directors and the Executive Compensation Committee

BROADPOINT SECURITIES GROUP, INC.

SENIOR MANAGEMENT BONUS PLAN
(EFFECTIVE JANUARY 1, 2008)

Section 1.  PURPOSE.

The purpose of the Senior Management Bonus Plan (the “PLAN”) is to promote the interests of Broadpoint Securities Group, Inc. (the “COMPANY”) by providing senior officers of the Company with incentives, to assist the Company in meeting and exceeding its business goals.

Section 2.  ADMINISTRATION.

(a) The Plan shall be administered by the Executive Compensation Committee (the “COMMITTEE”) of the Board of Directors of the Company (the “BOARD”) from among its members and shall be comprised of not fewer than two members who shall be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “CODE”), and the regulations thereunder.

(b) The Committee may, subject to the provisions of the Plan, establish, adopt or revise rules and regulations relating to the Plan or take such actions as it deems necessary or advisable for the proper administration of the Plan. The Committee shall have the authority to interpret the Plan in its absolute discretion. Each interpretation made or action taken by the Committee pursuant to the Plan shall be final and conclusive for all purposes and binding upon all Participants (as defined in Section 3) or former Participants and their successors in interest.

(c) Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law.

Section 3.  ELIGIBILITY.

Awards may be granted only to employees of the Company and its subsidiaries who are executive officers of the Company or such subsidiaries and who are selected for participation in the Plan by the Committee. A qualifying employee selected by the Committee to participate in the Plan shall be a “PARTICIPANT” in the Plan.

Section 4.  AWARD CRITERIA.

The Committee may grant performance-based awards (“AWARDS”) to Participants with respect to each fiscal year of the Company, or a portion thereof (each such fiscal year or a portion thereof to constitute a “PERFORMANCE PERIOD”), subject to the terms and conditions of the Plan. All Awards shall be settled in cash. Within 90 days after the beginning of a Performance Period, the Committee shall establish (a) performance goals and objectives (“PERFORMANCE TARGETS”) for the Company for such Performance Period, (b) target awards (“TARGET AWARDS”) for each Participant which shall be a specified dollar amount or a specified percentage of a determinable dollar amount, and (c) schedules or other objective methods for determining the applicable performance percentage (“PERFORMANCE PERCENTAGE”) to be applied to each Target Award to which a Performance Target relates in arriving at the actual Award payout amount (“PERFORMANCE SCHEDULES”).

Section 5.  PERFORMANCE TARGETS.

The Committee shall establish Performance Targets each Performance Period. Such Performance Targets shall be based on one or more of the following business criteria: (a) earnings, (b) revenues, (c) stock price, (d) earnings per share, (e) return on equity, (f) return on capital, (g) total shareholder return, (h) before or after tax profit margins, (i) book value per share, (j) expense management, (k) budget comparison, (l) improvements in capital structure and (m) the relative performance of the Company against a peer group of companies on any of the measures above. For any Performance Period, Performance Targets may be measured on an absolute basis or relative to internal goals or relative to levels attained in fiscal years prior to the Performance Period, and the Performance Targets may relate to an individual, a business unit or the Company as a whole.

Section 6.  AWARDS.

(a) CALCULATION. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which Performance Targets have been achieved. Using the Performance Schedule, the Committee shall determine the Performance Percentage applicable to each Performance Target and multiply the portion of the Target Award to which the Performance Target relates by such Performance Percentage in order to arrive at the actual Award payout for such portion.

(b) DISCRETIONARY REDUCTION. The Committee may, in its discretion, reduce or eliminate the amount of any Award payable to any Participant, based on such factors as the Committee may deem relevant, but the Committee may not increase the amount of any Award payable to any Participant above the amount established in accordance with the relevant Performance Targets.

(c) LIMITATION. The aggregate amount of all Awards under the Plan to any Participant for any Performance Period shall not exceed $5,000,000.

(d) PAYMENT. The Company shall pay Awards as soon as administratively practicable following certification by the Committee of the extent to which the applicable Performance Targets have been achieved and the determination of the actual Awards in accordance with Section 5 and this Section 6, and in no event later than 2 1/2 months after the end of the calendar year in which the relevant Performance Period ends.

Section 7.  EMPLOYMENT REQUIREMENT.

(a) A person hired or promoted into a position identified in Section 3 (“ELIGIBLE POSITION”) during a Performance Period and selected as a Participant for such Performance Period shall be eligible to receive a prorated Award for the period of time the person was employed in an Eligible Position using the Target Award, Performance Percentage and Performance Schedule established for similarly situated Participants.

(b) To be eligible to receive payment of an Award, the Participant must have remained in the continuous employ of the Company in an Eligible Position through the end of the Performance Period; provided that, in the event that the Participant’s employment terminates during the Performance Period due to death, Disability or Retirement, the Committee may, at its sole discretion, authorize the Company to pay on a prorated basis an Award determined in accordance with Section 6.

(c) For purposes of this Section 7:

(i) “DISABILITY” means disability as defined in the Participant’s then effective employment agreement, or if the Participant is not then a party to an effective employment agreement with the Company which defines disability, “Disability” means disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, if any. Subject to the first sentence of this paragraph, at any time that the Company does not maintain a long-term disability plan, “Disability” shall mean “disability” as defined for purposes of Section 409A of the Code.

(ii) “RETIREMENT” means the voluntary retirement by the Participant from active employment with the Company on or after the attainment of (I) age 65, or (II) 60, with the consent of the Board.

Section 8.  GENERAL PROVISIONS.

(a) NO RIGHTS TO AWARDS OR CONTINUED EMPLOYMENT. No employee of the Company or any of its subsidiaries shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken under the Plan shall be construed as giving any employee any right to be retained by the Company or any subsidiary of the Company.

(b) NO LIMITS ON OTHER AWARDS AND PLANS. Nothing contained in this Plan shall prohibit the Company or any of its subsidiaries from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to employees of the Company and its subsidiaries, including any Participants.

(c) WITHHOLDING TAXES. The Company shall deduct from all payments and distributions under the Plan any required federal, state or local governments tax withholdings.

(d) UNFUNDED STATUS OF PLAN. The Company shall not have any obligation to establish any separate fund or trust or other segregation of assets to provide for payments under the Plan. To the extent any person acquires any rights to receive payments hereunder from the Company, such rights shall be no greater than those of an unsecured creditor.

(e) EFFECTIVE DATE; AMENDMENT. The Plan was originally effective as of January 1, 2003, and as set forth herein is effective as of January 1, 2008, subject to approval by the Company’s shareholders at the Company’s 2008 annual meeting of shareholders. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part

(f) GOVERNING LAW. The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of New York without regard to its conflict of law principles.

(g) INTERPRETATION. The Plan is designed and intended to comply with Sections 162(m) and 409A of the Code and all provisions hereof shall be construed in a manner so to comply

     ANNUAL MEETING OF SHAREHOLDERS OF
BROADPOINT SECURITIES GROUP, INC.
June 5, 2008
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	The Election of Directors:
NOMINEES:

☐	FOR ALL NOMINEES	¡	George C. McNamee	(Class I to expire in 2011)
		¡	Mark R. Patterson	(Class I to expire in 2011)
☐	WITHHOLD AUTHORITY	¡	Robert S. Yingling	(Class I to expire in 2011)
	FOR ALL NOMINEES	¡	Lee Fensterstock	(Class II to expire in 2009)
		¡	Christopher R. Pechock	(Class II to expire in 2009)
☐	FOR ALL EXCEPT	¡	Wade D. Nesmith	(Class III to expire in 2010)
	(See instructions below)	¡	Frank Plimpton	(Class III to expire in 2010)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.	☐	☐	☐

3.	To approve the Senior Management Bonus Plan.	☐	☐	☐

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF
BROADPOINT SECURITIES GROUP, INC.
June 5, 2008
PROXY VOTING INSTRUCTIONS

MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES
(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON — You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
ê Please detach along perforated line and mail in the envelope provided. ê

     PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

1.	The Election of Directors:
NOMINEES:

☐	FOR ALL NOMINEES	¡	George C. McNamee	(Class I to expire in 2011)
		¡	Mark R. Patterson	(Class I to expire in 2011)
☐	WITHHOLD AUTHORITY	¡	Robert S. Yingling	(Class I to expire in 2011)
	FOR ALL NOMINEES	¡	Lee Fensterstock	(Class II to expire in 2009)
		¡	Christopher R. Pechock	(Class II to expire in 2009)
☐	FOR ALL EXCEPT	¡	Wade D. Nesmith	(Class III to expire in 2010)
	(See instructions below)	¡	Frank Plimpton	(Class III to expire in 2010)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve an amendment to the Broadpoint Securities Group, Inc. 2007 Incentive Compensation Plan.	☐	☐	☐

3.	To approve the Senior Management Bonus Plan.	☐	☐	☐

4.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2008.	☐	☐	☐
In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BROADPOINT SECURITIES GROUP, INC.
ONE PENN PLAZA, 42nd FLOOR
NEW YORK, NEW YORK 10119
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Lee Fensterstock and Peter J. McNierney, and each of them, as proxies, with full power of substitution, are hereby authorized to represent and to vote, as designated on the reverse side, all common stock of Broadpoint Securities Group, Inc. held of record by the undersigned on April 21, 2008 at the Annual Meeting of Shareholders to be held at 10:00 A.M. (EDT) on Thursday, June 5, 2008 at the Offices of the Company, One Penn Plaza, 42nd Floor, New York, NY 10119, or at any adjournment thereof. IN THEIR DISCRETION, THE ABOVE-NAMED PROXIES ARE AUTHORIZED TO VOTE ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS.
(Continued and to be signed on the reverse side)

COMMENTS: